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                            STOCKHOLDERS AGREEMENT


                             NORTEK HOLDINGS, INC.

                             Dated as of [ ], 2002




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                                          TABLE OF CONTENTS

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                                              ARTICLE I
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RESTRICTIONS ON TRANSFER OF COMPANY STOCK...........................................................2
         1.1         General Restriction on Transfer by Stockholders................................2
         1.2         Permitted Transferees..........................................................2

                                             ARTICLE II

RIGHTS OF MANAGEMENT TO SELL........................................................................5
         2.1         Management Stockholders' Right to Sell.........................................5
         2.2         Notice.........................................................................5
         2.3         Payment........................................................................6
         2.4         Termination of Right to Sell...................................................6
         2.5         Postponement, etc..............................................................6

                                             ARTICLE III

PURCHASES BY THE COMPANY............................................................................7
         3.1         Right to Purchase Shares from Management Stockholders..........................7
         3.2         Notice.........................................................................8
         3.3         Payment........................................................................8
         3.4         Postponement, etc..............................................................8

                                             ARTICLE IV

PURCHASE PRICE......................................................................................9
         4.1         Fair Market Value..............................................................9
                     (a)      Appraisal.............................................................9
                     (b)      Fair Market Value.....................................................9
                     (c)      Notice to Stockholders...............................................10
                     (d)      Withdrawal of Exercise Following Appraisal...........................10
         4.2         Carrying Value................................................................10
         4.3         Certain Defined Terms.........................................................11
                     (a)      Cause................................................................11
                     (b)      Good Reason..........................................................11
                     (c)      Disability...........................................................12

                                                 ARTICLE V

PROHIBITION ON PURCHASES................................................................................13
         5.1         Prohibited Purchases...............................................................13

                                                ARTICLE VI

SALES TO THIRD PARTIES..................................................................................15
         6.1         General............................................................................15
         6.2         Intentionally Omitted..............................................................15
         6.3         Agreements to Be Bound.............................................................15
         6.4         Involuntary Transfers..............................................................15
         6.5         Tag and Drag Along Rights..........................................................16
                     (a)      Tag-Along Rights..........................................................16
                     (b)      Drag-Along Rights.........................................................19
                     (c)      Attorney Fees.............................................................23

                                                ARTICLE VII

REGISTRATION RIGHTS.....................................................................................23
         7.1         Registration Rights................................................................23

                                               ARTICLE VIII

CHARTER DOCUMENTS AND BOARD OF DIRECTORS................................................................23
         8.1         Charter Documents..................................................................23
         8.2         Board of Directors.................................................................23

                                                ARTICLE IX

TERMINATION.............................................................................................28
         9.1         Cessation of Ownership of Company Stock............................................28
         9.2         Other Termination Events...........................................................28

                                                 ARTICLE X

MISCELLANEOUS PROVISIONS................................................................................29
         10.1        Stock Certificate Legend...........................................................29
         10.2        Option Plan........................................................................29
         10.3        New Management Stockholders........................................................29
         10.4        Fee................................................................................30
         10.5        Certain Transactions...............................................................30
         10.6        No Other Arrangements or Agreements................................................30
         10.7        Amendment and Modification.........................................................31
         10.8        Assignment.........................................................................31
         10.9        Recapitalizations, Exchanges, etc. Affecting the Company Stock.....................32
         10.10       Transfer of Company Stock..........................................................32
         10.11       Further Assurances.................................................................33
         10.12       Governing Law......................................................................33
         10.13       Invalidity of Provision............................................................33
         10.14       Notices............................................................................33
         10.15       Headings; Execution in Counterparts................................................34
         10.16       Entire Agreement; Effect on Certain Other Agreements...............................34
         10.17       Injunctive Relief..................................................................35
         10.18       Attorneys' Fees....................................................................35
         10.19       Third Party Beneficiaries..........................................................35
         10.20       Sales to Competitors...............................................................35
         10.21       Improper Transfer..................................................................36
         10.22       Third Party Investors..............................................................36
         10.23       Persons............................................................................36
         10.24       Options............................................................................36
         10.25       Freeman............................................................................36
         10.26       Other Agreements...................................................................37
         10.27       Company Stock......................................................................37
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                            STOCKHOLDERS AGREEMENT

         STOCKHOLDERS AGREEMENT, dated as of [ ], 2002, among Nortek Holdings, Inc., a Delaware corporation (the "Company"),* Kelso Investment Associates VI, L.P., a Delaware limited liability partnership ("KIA VI"), KEP VI, LLC, a Delaware limited liability company ("KEP VI"),** Third Party Investors (as defined in Section 10.21 herein) and the stockholders and optionholders of the Company listed in the Schedule of Management Stockholders attached hereto (such management stockholders and optionholders, together with any persons who become parties to this Agreement pursuant to Sections 10.2 and 10.3 of this Agreement and each of their respective permitted transferees who agree to be bound by the terms of this Agreement in accordance with Sections 1.2(b) and
6.3 hereof, are referred to herein, collectively, as the "Management Stockholders"). Such Schedule shall be updated from time to time to include each Management Stockholder who becomes a party to this Agreement after the date hereof. KEP VI and KIA VI, together with their affiliates and transferees, in each case, to the extent they own stock of the Company, are hereinafter referred to collectively as the "Kelso Group" and the Kelso Group, the Third Party Investors and the Management Stockholders are hereinafter referred to collectively as the "Stockholders".

         WHEREAS, the Company, Nortek, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company ("Nortek"), and K Holdings, Inc., a Delaware corporation, entered into an Agreement and Plan of Recapitalization dated as of June 20, 2002 (the "Recapitalization Agreement"), pursuant to which the parties agreed, upon the terms and subject to the conditions set forth therein, to consummate the Transactions (as defined therein);

         WHEREAS, after the consummation of the Transactions on the date hereof (the "Closing"), the Company shall have (i) [ ] shares of class A common stock, par value $1.00 per share, of the Company (the "Common Stock") issued and outstanding, of which [ ] shares of Common Stock will be owned by Third Party Investors and [ ] shares of Common Stock will owned by Management Stockholders and (ii) [ ] shares of series B convertible preference stock, par value $1.00 per share, of the Company (the "Series B Preference Stock," and, together with the Common Stock, the "Company Stock") issued and outstanding, of which [ ] shares will be owned by the Kelso Group; and

_______________

* Since this Agreement will be executed at Closing, after the Holding Company Merger has been completed, Nortek has not been included as a party to this Agreement

** It is currently expected that, as permitted under the Recapitalization Agree ment, K Holdings will assign its right to acquire equity of the Company to these Kelso entities.




         WHEREAS, the Stockholders believe it to be in their respective best interests and in the best interests of the Company that they enter into this Agreement providing for certain rights and restrictions with respect to the shares of Company Stock owned by them or their permitted transferees.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                           RESTRICTIONS ON TRANSFER
                               OF COMPANY STOCK.

         1.1 General Restriction on Transfer by Stockholders. (a) Prior to the closing of a bona fide public offering pursuant to an effective registration statement, other than a registration statement on Form S-4 or S-8 or any successor forms and other than a registration statement registering the sale of shares of Common Stock only to employees of the Company (a "Registration"), under the Securities Act of 1933 (the "Act"), filed after the Closing that covers shares of Common Stock (an "IPO"), no shares of Company Stock now or hereafter owned by any Stockholder or any interest therein may, directly or indirectly, be sold, assigned, mortgaged, transferred, pledged, hypothecated or otherwise disposed of or transferred (collectively "Transferred"), except for (i) Transfers pursuant to Section 1.2 to the applicable transferees specified therein (a "Permitted Transferee"), (ii) sales of shares of Company Stock to the Company or to members of the Kelso Group, or to their designees pursuant to Article II or III or (iii) Transfers by any member of the Kelso Group to any Person of shares of Company Stock, provided that such Transfers shall comply with Article VI to the extent expressly provided therein.

         (b) The period of time from the date of this Agreement until the consummation of an IPO shall hereinafter be referred to as the "Restricted Period".

         1.2 Permitted Transferees. (a) Subject to paragraph (b) of this
Section 1.2:

                  (i) Subject to Section 6.5(a), the members of the Kelso Group may Transfer any shares of Company Stock or any interest therein or their rights to subscribe for the same to any of their affiliates (as defined in Section 1.2(c)); and

                  (ii) any Management Stockholder may Transfer any shares of Company Stock or any interest therein or his rights to subscribe for the same, if any, (A) to a trust, partnership, limited liability company or corporation the beneficiaries, partners, members or stockholders of which are such Management Stockholder, his spouse, parents, members of his immediate family or his lineal descendants, provided that the foregoing shall be subject to the limitation that the Company's Board of Directors (the "Board") acting in good faith does not conclude that such Transfer together with all other Transfers made after the Closing could result in or create a "significant risk" that the Company may become subject to, or after any Registration will continue by reason thereof to be subject to, the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the registration requirements of the Investment Company Act of 1940 (the "40 Act") and provided, further that a Management Stockholder shall give advance notice to the Company in the event of any Transfer to any permitted transferee set forth in this clause (A), (B) in case of his death, by will, by transfer in trust or by the laws of intestate succession to executors, trustees, administrators, testamentary trustees, legatees or beneficiaries, or (C) with the prior written consent of the Board and the Kelso Group, to any transferee.

In addition to the foregoing, any transferee of a Stockholder described above may Transfer shares of Company Stock back to such Stockholder or to another Permitted Transferee of such Stockholder. For the purposes of this Section 1.2, a "significant risk", as referred to above, shall be deemed to arise when the number of "holders of record" (as determined in accordance with the Exchange Act and the rules and regulations thereunder or the registration requirements of the 40 Act) is greater than 80% of the number of "holders of record" that would cause the application or continued application of the informational requirements of the Exchange Act under the then existing circumstances.

         (b) Any Transfer of shares of Company Stock made pursuant to paragraph (a) of this Section 1.2 to a Permitted Transferee shall be permitted and shall be effective only if such Permitted Transferee shall agree in writing to be bound by the terms and conditions of this Agreement in the same manner and capacity as its transferor, unless such Permitted Transferee is already a Stockholder, pursuant to an instrument of assumption reasonably satisfactory in form and substance to the Company and the Kelso Group.

         (c) An "affiliate" of, or a person "affiliated" with, a specified person, is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. In addition, in the case of any member of the Kelso Group, the term "affiliate" shall be deemed to include, without limitation, (1) any partner of such member of the Kelso Group or (2) any limited partner of any blind investment fund organized by or at the direction of the Kelso Group (collectively, the "Kelso Funds") or (3) any director, officer, partner or employee of Kelso & Company, L.P. ("Kelso") or any of its affiliates (excluding any limited partner of the Kelso Funds), any individual retirement account of any such partner, director, officer or employee, any family member of any such partner, director, officer or employee, or any trust or family partnership for the benefit of any such partner, director, officer or employee or family member thereof. In the case of the Third Party Investors, affiliate shall be deemed to include any partner or member of such Person or any director, officer or employee of such Person, any individual retirement account of any such partner, director, officer or employee, any family member of any such partner, director, officer or employee or any trust or family partnership for the benefit of any such partner, director, officer or employee or family member thereof. For purposes of Section 6.5(a) hereof, Permitted Transferees shall exclude (i) any Person specified in clause (2) above (other than any such person who is also described in clause (3) above), except with respect to a Transfer for value involving a liquidation of a Kelso Fund or a redemption, in whole or in part, of a limited partner's interest in a Kelso Fund, (ii) any Kelso Fund other than KIA VI or KEP VI and (iii) the Company or any of its subsidiaries.

         (d) Any action to be taken under this Agreement by members of the Kelso Group may be taken on their behalf by the members of the Kelso Group holding a majority of the Company Stock held by the Kelso Group in the aggregate or by such other person as is designated by such majority holders to act on behalf of the Kelso Group.

                                  ARTICLE II

                         RIGHTS OF MANAGEMENT TO SELL

         2.1 Management Stockholders' Right to Sell. Subject to the provisions of this Article II and Article V, each Management Stockholder (other than the persons set forth on Exhibit B hereto) shall have the right to sell to the Company, and the Company shall have the obligation to purchase (or, in the event that such purchase is not made by the Company, members of the Kelso Group (or their designee(s), which designees shall become parties hereto in accordance with the terms hereof) shall have the option, but not the obligation, within 10 days of such failure to purchase by the Company, to purchase) from such Management Stockholder, all, but not less than all, of such Management Stockholder's shares of Company Stock:

         (a) at the fair market value of such shares, as determined pursuant to Section 4.1 ("Fair Market Value") if the employment of such Management Stockholder with the Company and all subsidiaries thereof is terminated as a result of (i) the retirement of such Management Stockholder upon or after reaching the age of 65 or, if different, the Company's normal retirement age ("Retirement"), (ii) the death or Disability (as defined in Section 4.3) of such Management Stockholder, (iii) the termination by the Company of such employment of such Management Stockholder without Cause (as defined in Section 4.3), or (iv) the resignation of such Management Stockholder for Good Reason (as defined in Section 4.3); and

         (b) at the lesser of (i) the Fair Market Value of such shares, and
(ii) the Carrying Value (as defined in Section 4.2) of such shares if such Management Stockholder's employment with the Company and all subsidiaries thereof is terminated as a result of the resignation of such Management Stockholder without Good Reason; provided, however that no Management Stockholder shall have the right to sell such Management Stockholder's shares to the Company in the circumstances specified in this clause (b) unless such Management Stockholder is party to an employment agreement with the Company that expressly provides for the right to sell such shares to the Company in such circumstances.

         2.2 Notice. If any Management Stockholder intends to sell shares of Company Stock pursuant to Section 2.1, he (or his estate, as the case may be) shall give the Company and the Kelso Group notice of such intention not more than 30 days or, in the case of a termination under clause (ii) of Section 2.1(a), 90 days, after the occurrence of the event giving rise to such Management Stockholder's right to sell his shares of Company Stock and shall therein specify the number of shares of Company Stock such Management Stockholder owns and, subject to Section 2.3, is selling to the Company.

         2.3 Payment. (a) Subject to Article V and Section 2.5, payment for shares of Company Stock sold by a Management Stockholder pursuant to Section
2.1 shall be made on the date that is the 15th business day following the date of the determination of Fair Market Value pursuant to Section 4.1 or the determination of Carrying Value pursuant to Section 4.2, as applicable.

         (b) Any payments based on Fair Market Value required to be made by the Company under this Section 2.3 shall accrue interest at 6% simple interest per annum from the date of the exercise of the right to sell set forth in this
Article II (or in the case of shares acquired upon the exercise of employee stock options, which shares have been held for less than six months from the exercise of such options and are sold pursuant to clause (i), (iii) or (iv) of
Section 2.1(a) (the "Delayed Sale Shares"), from the six-month anniversary of such exercise of such options (such date, the "Delayed Sale Share Anniversary")) to the date the Company (or the Kelso Group or their designee(s)) makes such payments.

         2.4 Termination of Right to Sell. A Management Stockholder's right to sell to the Company and the Company's obligation to purchase such Management Stockholder's shares of Company Stock pursuant to Section 2.1 shall terminate on the closing of an IPO.

         2.5 Postponement, etc. The date of payment and closing of any purchase and sale under this Article II may be postponed to the extent necessary to permit such purchase and sale under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder (the "HSR Act"). No party shall be required to consummate any purchase and sale under this Article II until such time as such transaction would not cause such party to violate applicable law, other than violations which would not have a direct or indirect material adverse effect on such party. Notwithstanding anything to the contrary in this Article II, in no event shall any sale of Delayed Sale Shares occur prior to the Delayed Sale Share Anniversary; provided, that in the event that Delayed Sale Shares are to be sold, then (x) the Company (or the members of the Kelso Group, or their designee(s), which designees shall become parties hereto in accordance with the terms hereof), as the case may be) will, at its option, either delay the purchase of all shares held by such Management Stockholder or delay only the purchase of the Delayed Sale Shares, until a date that shall not be earlier than the Delayed Sale Share Anniversary and (y) if pursuant to the foregoing clause (x) the purchase of all shares held by such Management Stockholder is delayed, then notwithstanding Section 2.3(b) above, no interest shall accrue prior to the Delayed Sale Share Anniversary with respect to any shares held by such Management Stockholder.

                                  ARTICLE III

                           PURCHASES BY THE COMPANY

         3.1 Right to Purchase Shares from Management Stockholders. Subject to all provisions of this Article III, the Company shall have the right to purchase (and, if the Company does not exercise such right by giving notice within the 45-day period referred to in Section 3.2, the members of the Kelso Group (or their designee(s), which designees shall become parties hereto in accordance with the terms hereof) shall have the right by giving notice not later than the end of the succeeding 10-day period to purchase) from a Management Stockholder (other than the persons set forth on Exhibit B hereto), and such Management Stockholder shall have the obligation to sell to the Company (or the members of the Kelso Group or their designee(s) if such right is exercised by the Kelso Group or their designee(s)), all, but not less than all, of such Management Stockholder's shares of Company Stock:

         (a) at the Fair Market Value of such shares if such Management Stockholder's employment with the Company and all subsidiaries thereof is terminated as a result of (i) the termination by the Company of such employment without Cause, (ii) the resignation of such Management Stockholder for Good Reason, (iii) the Retirement of such Management Stockholder, or (iv) the death or Disability of such Management Stockholder;

         (b) at the lesser of (i) the Fair Market Value of such shares, and
(ii) the Carrying Value of such shares if such Management Stockholder's employment with the Company and all subsidiaries thereof is terminated as a result of the resignation of such Management Stockholder without Good Reason; and

         (c) at the lesser of the Fair Market Value and Carrying Value of such shares, if such Management Stockholder's employment with the Company and all subsidiaries thereof is terminated as a result of the termination by the Company of such employment with Cause.

         3.2 Notice. If the Company desires to purchase shares of Company Stock from a Management Stockholder pursuant to Section 3.1, it shall notify such Management Stockholder (or his estate, as the case may be) not more than 45 days after the occurrence of the event giving rise to the Company's right to acquire such Management Stockholder's shares of Company Stock. If the Company does not deliver such notice within such 45-day period and the members of the Kelso Group (or their designee(s)) desires to purchase such shares, then the members of the Kelso Group (or their designee(s)) shall notify such Management Stockholder (or his estate, as the case may be) not later than the end of the succeeding 10-day period.

         3.3 Payment. (a) Subject to Section 3.4 and Article V, payment for shares of Company Stock purchased pursuant to Section 3.1 shall be made on the date that is the 15th business day following the date of the determination of Fair Market Value pursuant to Section 4.1 or the determination of Carrying Value pursuant to Section 4.2, as applicable.

         (b) Any payments based on Fair Market Value required to be made by the Company under this Section 3.3 shall accrue interest at 6% simple interest per annum on the amounts not paid from the date of the exercise of the right to purchase set forth in this Article III (or in the case of shares acquired upon the exercise of employee stock options, which shares have been held for less than six months from the exercise of such options and are purchased pursuant to clause (i), (ii) or (iii) of Section 3.1(a) (the "Delayed Purchase Shares"), from the six-month anniversary of such exercise of such options (such date, the "Delayed Purchase Share Anniversary")) to the date the Company (or the members of the Kelso Group or their designee(s)) makes such payments.

         3.4 Postponement, etc. The date of payment and closing of any purchase and sale under this Article III may be postponed to the extent necessary to permit such purchase and sale under the HSR Act. No party shall be required to consummate any purchase and sale under this Article III until such time as such transaction would not cause such party to violate applicable law, other than violations which would not have a direct or indirect material adverse effect on such party. Notwithstanding anything to the contrary in this
Article III, in no event shall any purchase of Delayed Purchase Shares occur prior to the Delayed Purchase Share Anniversary; provided, that in the event that Delayed Purchase Shares are to be purchased, then (x) the Company (or the members of the Kelso Group or their designee(s)), as the case may be) will, at its option, either delay the purchase of all shares held by such Management Stockholder or delay only the purchase of the Delayed Purchase Shares, until a date that shall not be earlier than the Delayed Purchase Share Anniversary and
(y) if pursuant to the foregoing clause (x) the purchase of all shares held by such Management Stockholder is delayed, then notwithstanding Section 3.3(b) above, no interest shall accrue prior to the Delayed Purchase Share Anniversary with respect to any shares held by such Management Stockholder.

                                  ARTICLE IV

                                PURCHASE PRICE

         4.1 Fair Market Value.

         (a) Appraisal. The Company shall, at the request of the Kelso Group, engage, to the extent practicable, on an annual basis or otherwise from time to time as required, an independent valuation consultant or appraiser of recognized national standing (an "Appraiser") satisfactory to the Kelso Group and the Company (it being agreed that Houlihan, Lokey, Howard & Zukin, Inc. is satisfactory to the Kelso Group and the Company) to appraise the Fair Market Value of the shares of Company Stock as of the last day of the fiscal year then most recently ended or as of any more recent date (the "Appraisal Date") and to prepare and deliver a report to the Company describing the results of such appraisal (the "Appraisal").

         (b) Fair Market Value. For the purposes of this Agreement, the "Fair Market Value" of any share of Company Stock being purchased by or sold to the Company, the Kelso Group or their respective designees, pursuant to this Agreement shall be the fair market value of the entire Company Stock equity interest of the Company taken as a whole, divided by the number of outstanding shares of Company Stock, all calculated on a fully diluted basis, without additional premiums for control or discounts for minority interests or restrictions on transfer, and shall be determined by Appraisal as of the applicable date of termination of employment with the Company (or in the case of Delayed Sale Shares or Delayed Purchase Shares, on the last day of the month in which the Delayed Sale Share Anniversary or the Delayed Purchase Share Anniversary occurs) or the date of transfer to an Involuntary Transferee (as defined in Section 6.4) (each of such dates, a "Determination Date"), which Appraisal the Company shall have caused to have been undertaken, in accordance with Section 4.1(a), promptly but no later than 30 days following
(i) the date of receipt by the Company of the notice described in Section 2.2 (in the case of purchases of Company Stock pursuant to Article II), (ii) the date on which the Company gives the notice described in Section 3.2 (in the case of purchases by the Company of Company Stock pursuant to Article III) or the date on which the Kelso Group gives the notice described in Section 3.1 (in the case of purchases of Company Stock by the members of the Kelso Group (or their designees) pursuant to Section 3.2) and (iii) the date of receipt by the Company of the Notice described in Section 6.4 or the time by which the Kelso Group have to exercise their rights under Section 6.4 (in each case, the case of purchases of Company Stock pursuant to Section 6.4) and notwithstanding the foregoing, (iv)(a) the Delayed Sale Share Anniversary, in the case of Delayed Sale Shares or (b) the Delayed Purchase Share Anniversary, in the case of Delayed Purchase Shares; provided, however, that the Fair Market Value will be determined as of the most recent existing Appraisal unless (i) in the Company's judgment there has been a material change in the Company, its operations or its value since such existing Appraisal or the Board determines that a new appraisal is advisable, in which case the Company may, in its sole discretion, order an additional Appraisal or (ii) a determination of Fair Market Value is being made with respect to (x) Delayed Sale Shares or Delayed Purchase Shares or (y) shares acquired upon the exercise of employee stock options which shares have been held for at least six months from the exercise of such options and the most recent existing Appraisal occurred during the first six months that such shares were held, then the Company shall order an additional Appraisal under Section 4.1(a) for the purpose of determining the Fair Market Value of such shares; provided further, that, until the one year anniversary of the date hereof, the Fair Market Value shall be equal to the Redemption Price (as defined in the Recapitalization Agreement) and no such Appraisal need be undertaken.

         (c) Notice to Stockholders. After notice has been given pursuant to
Section 2.2, 3.2 or 6.4, the Company shall promptly deliver a copy of the letter as to value included with the most recent existing Appraisal or any Appraisal thereafter received, as the case may be, to the Kelso Group and to each Stockholder whose Company Stock is to be purchased pursuant to Section 2.1, 2.6, 3.1, 3.5 or 6.4.

         (d) Withdrawal of Exercise Following Appraisal. Any party to this Agreement who has exercised its option either to purchase or sell shares of Company Stock, pursuant to Article II or Article III, may withdraw its notice or demand to purchase or sell such shares within 10 business days following the receipt of the letter referred to in Section 4.1(c) or the determination of the Fair Market Value as set forth in Section 4.1(b).

         4.2 Carrying Value. For the purposes of this Agreement, "Carrying Value" of any share of Company Stock being purchased by the Company shall be equal to the price paid by the selling Management Stockholder for any such share ("Cost"), less the amount of dividends paid to such Management Stockholder in respect of any such share. Notwithstanding anything to the contrary herein, (i) in the case of any share of Common Stock that was issued in exchange for any share of Series B Preference Stock outstanding prior to the Closing pursuant to the Share Exchange (as defined in the Recapitalization Agreement), Cost shall be deemed to be the Redemption Price, and the Carrying Value shall be calculated as set forth above commencing from the date of the Closing through the date of purchase by the Company pursuant to Article II or III and (ii) in the case of any share of Common Stock that was issued upon the exercise of any stock option issued prior to the Closing or issued in exchange for option issued prior to the Closing ("Pre-existing Option"), Cost shall be deemed to be the Redemption Price and the Carrying Value shall be calculated as set forth above.

         4.3 Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings ascribed to them below (which meanings shall be independent of and unaffected by the meanings of similar terms used in any employment contracts between the Company and Management Stockholders, in the event such latter meanings differ from those following):

         (a) Cause. With respect to any Management Stockholder who is party to an employment agreement with the Company, the term "Cause", if defined in such employment agreement, shall have the meaning set forth therein. For all other purposes, the term "Cause" used in connection with a termination of employment of a Management Stockholder shall mean a termination of such Management Stockholder's employment by the Company or any of its subsidiaries due to (i) the continued willful failure, after reasonable advance written notice specifying details of such failure, by such Management Stockholder substantially to perform his duties with the Company or any of its subsidiaries (other than any such failure resulting from incapacity due to reasonably documented physical or mental illness), or (ii) the engaging by such Management Stockholder in fraudulent, willful or bad faith conduct that causes, or in the good faith judgment of the Board may cause, harm (financial or otherwise) material to the Company or any of its subsidiaries or harm material to the conduct of such Management Stockholder's employment, including, without limitation, the improper or unlawful disclosure of material secret, proprietary or confidential information of the Company or any of its subsidiaries.

         (b) Good Reason. With respect to any Management Stockholder who is party to an employment agreement with the Company, the term "Good Reason", if defined in such employment agreement, shall have the meaning set forth therein. For all other purposes, a termination of a Management Stockholder's employment with the Company or any of its subsidiaries shall be for "Good Reason" if such Management Stockholder voluntarily terminates his employment with the Company or any of its subsidiaries as a result of either of the following:

                  (i) without the Management Stockholder's prior consent, a material reduction by the Company or any of its subsidiaries in his current salary, other than any such reduction which is part of a general salary reduction or other concessionary arrangement affecting all employees or affecting the group of employees of which the Management Stockholder is a member; or

                  (ii) the taking of any action by the Company or any of its subsidiaries that would substantially diminish the aggregate value of the benefits provided him under the Company's or any such subsidiary's medical, health, accident, disability, life insurance, thrift and retirement plans in which he was participating on the date of his execution of this Agreement, other than any such reduction which is (A) required by law, (B) implemented in connection with a general concessionary arrangement affecting most employees or affecting substantially the entire group of employees of which the Management Stockholder is a member, (C) generally applicable to all beneficiaries of such plans or (D) a result of a decrease in the value of the Company or its equity; or

                  (iii) a substantial and material reduction in his then current duties, authority or responsibilities.

         (c) Disability. With respect to any Management Stockholder who is party to an employment agreement with the Company, the term "Disability", if defined in such employment agreement, shall have the meaning set forth therein. For all other purposes, the termination of the employment of any Management Stockholder by the Company or any of its subsidiaries shall be deemed to be by reason of a "Disability" if, as a result of such Management Stockholder's incapacity due to reasonably documented physical or mental illness, such Management Stockholder shall have been unable for more than six months within any 12 month period to perform his duties with the Company or any of its subsidiaries on a full time basis and within 30 days after written notice of termination has been given to such Management Stockholder, such Management Stockholder shall not have returned to the full time performance of his duties. The date of termination in the case of a termination for "Disability" shall be the last day of the aforementioned 30-day period.

                                   ARTICLE V

                           PROHIBITION ON PURCHASES

         5.1 Prohibited Purchases. Notwithstanding anything to the contrary herein, the Company shall not be obligated to purchase any shares of Company Stock from a Management Stockholder pursuant to Section 2.1 and shall not exercise any right to purchase shares from Management Stockholders pursuant to
Section 3.1, in each case, to the extent (i) the Company is prohibited from purchasing such shares (or incurring debt to finance the purchase of such shares), or the Company is unable to obtain funds to pay for such shares from a subsidiary of the Company, in any case by reason of any debt instruments, including, but not limited to, the Nortek Indentures, the Bridge Facility and the Bank Facility (each as defined below) or other agreements (collectively, the "Agreements") entered into by the Company or any of its subsidiaries or by applicable law, (ii) an event of default under any Agreement has occurred and is continuing or a condition exists which would, with notice or lapse of time or both, result in an event of default under any Agreement or (iii) the purchase of such shares (including the incurrence of any debt which in the judgment of the Board is necessary to finance such purchase) or the distribution of funds to the Company by a subsidiary thereof to pay for such purchase (A) could in the judgment of the Board result in the occurrence of an event of default under any Agreement or create a condition which would or might, with notice or lapse of time or both, result in an event of default under any Agreement, (B) would, in the judgment of the Board, be imprudent in view of the financial condition (present or projected) of the Company and its subsidiaries, taken as a whole, or the anticipated impact of the purchase (or of the obtaining of funds to permit the purchase) of such shares on the Company's or any of its subsidiaries' ability to meet their respective obligations, including under any Agreement, or to satisfy and make their planned capital and other expenditures and projections or (C) could, in the judgment of the Board, constitute a fraudulent conveyance or transfer by the Company or a subsidiary thereof or render the Company or a subsidiary thereof insolvent under applicable law or violate limitations in applicable corporate law on repurchases of stock or payment of dividends or distributions. If shares of Company Stock which the Company has the right or obligation to purchase on any date exceed the total amount permitted to be purchased on such date pursuant to the preceding sentence (the "Maximum Amount"), the Company shall purchase on such date only that number of shares of Company Stock up to the Maximum Amount (and shall not be required to purchase more than the Maximum Amount) in such amounts as the Board shall in good faith determine, applying the following order of priority:

         (a) first, the shares of Company Stock of all Management Stockholders whose shares of Company Stock are being purchased by the Company by reason of termination of employment due to death or Disability up to the Maximum Amount and, to the extent that the number of shares of Company Stock that the Company is obligated to purchase from such Management Stockholders in the aggregate exceeds the Maximum Amount, such shares of Company Stock, up to the Maximum Amount, pro rata among such Management Stockholders on the basis of the number of shares of Company Stock held by each of such Management Stockholders that the Company is obligated or has the right to purchase;

         (b) second, to the extent that the Maximum Amount is in excess of the amount the Company purchases pursuant to clause (a) above, the shares of Company Stock of all Management Stockholders whose shares of Company Stock are being purchased by the Company by reason of termination of employment without Cause or due to Retirement or resignation for Good Reason up to the Maximum Amount and, to the extent that the number of shares of Company Stock that the Company is obligated to purchase from such Management Stockholders in the aggregate exceeds the Maximum Amount, such shares of Company Stock, up to the Maximum Amount, pro rata among such Management Stockholders on the basis of the number of shares of Company Stock held by each of such Management Stockholders that the Company is obligated or has the right to purchase; and

         (c) third, to the extent the Maximum Amount is in excess of the amounts the Company purchases pursuant to clauses (a) and (b) above, the shares of Company Stock of all other Management Stockholders whose shares of Company Stock are being purchased by the Company up to the Maximum Amount and, to the extent that the number of shares of Company Stock that the Company is obligated to purchase from such Management Stockholders in the aggregate exceeds the Maximum Amount, the shares of Company Stock, up to the Maximum Amount, of such Management Stockholders in such order of priority and in such amounts as the Board in its sole discretion shall in good faith determine to be appropriate under the circumstances.

For purposes of this Agreement, (x) "Nortek Indentures" shall mean the indentures related to the following notes of Nortek: (1) 8 7/8% senior notes due August 1, 2008; (2) 9 1/8% senior notes due September 1, 2007; (3) 9 1/4% senior notes due March 15, 2007; and (4) 9 1/8% senior subordinated notes due June 15, 2011 and (y) the "Bridge Facility" shall mean the bridge facility to be provided pursuant to the commitment letter, dated as of June 20, 2002, by and among Kelso, UBS AG, Stamford Branch and UBS Warburg LLC. The "Bank Facility" shall mean the bank facility to be provided pursuant to the commitment letter, dated as of May 31, 2002 by and among Nortek, Fleet Capital Corporation and Fleet Securities, Inc.

         Notwithstanding anything to the contrary contained in this Agreement, if the Company is unable to make any payment when due to any Management Stockholder under this Agreement by reason of this Article V, the Company shall make such payment at the earliest practicable date permitted under this
Article V and any such payment shall accrue simple interest (or if such payment is accruing interest at such time, shall continue to accrue interest) at 6% per annum from the date such payment is due and owing to the date such payment is made; provided, however, that such interest shall be reduced by the amount of any interest otherwise accruing on such payment by the Company by reason of the definition of "Carrying Value" set forth in Section 4.2. All payments of interest accrued hereunder shall be paid only at the date of payment by the Company for the shares of Company Stock being purchased.

                                  ARTICLE VI

                            SALES TO THIRD PARTIES

         6.1 General. An "Excluded Transaction" shall mean any Transfer pursuant to an IPO.

         6.2 Intentionally Omitted.

         6.3 Agreements to Be Bound. Notwithstanding anything contained in this Section 6, any Transfer (other than in connection with a transaction which constitutes a Change in Control (as defined herein)) to a third party or any Involuntary Transfer (as defined in Section 6.4) to an Involuntary Transferee (as defined in Section 6.4) shall be permitted under the terms of this Agreement only if such third party or Involuntary Transferee, as the case may be, shall agree in writing to be bound by the terms and conditions of this Agreement in the same manner and capacity as its transferor pursuant to an instrument of assumption reasonably satisfactory in form and substance to the Company; it being understood that any transferee of a member of the Kelso Group shall constitute a member of the Kelso Group for all purposes of this Agreement, including Section 1.2(d) hereof.

         6.4 Involuntary Transfers. In the case of any transfer of title or beneficial ownership of shares of Company Stock, other than an Excluded Transfer, upon default, foreclosure, forfeit, divorce, court order, or otherwise than by a voluntary decision on the part of a Stockholder (an "Involuntary Transfer"), the Company shall have the right to purchase such shares pursuant to this Section 6.4 or, if the Company fails to exercise such right, the Kelso Group (or its designees, which designees shall become parties hereto in accordance with the terms hereof) shall have such right. Upon the Involuntary Transfer of any shares of Company Stock, such Stockholder shall promptly (but in no event later than two days after such Involuntary Transfer) furnish written notice (the "Notice") to the Company and the Kelso Group indicating that the Involuntary Transfer has occurred, specifying the name of the person to whom such shares have been transferred (the "Involuntary Transferee") and giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer. Upon the receipt of the Notice, and for 30 days thereafter, the Company (or its designee(s)) shall have the right (and in the event the Company fails to exercise such right within such 30 day period then, until the later of (i) five days from the end of such 30 day period and (ii) 10 days from the day the Kelso Group receives notification from the Company that it is declining to exercise such right, the Kelso Group (and its designee(s)) shall have the right) to purchase, and the Involuntary Transferee shall have the obligation to sell, all, but not less than all, of the shares of Company Stock acquired by the Involuntary Transferee for a purchase price equal to (subject to the following paragraph) the lesser of (i) the Fair Market Value of such shares of Company Stock on the date of transfer to the Involuntary Transferee and (ii) the amount of the indebtedness or other liability that gave rise to the Involuntary Transfer plus the excess, if any, of the Carrying Value of such shares of Company Stock over the amount of such indebtedness or other liability that gave rise to the Involuntary Transfer.

         Notwithstanding the foregoing, the Board may, for good cause shown by the Stockholder who made the Involuntary Transfer, determine that payment of a purchase price equal to the Fair Market Value of such shares of Company Stock on the date of transfer to the Involuntary Transferee would be appropriate under the circumstances, and direct that payment be made in such amount.

         6.5 Tag and Drag Along Rights.

         (a) Tag-Along Rights. None of the members of the Kelso Group shall, in any one transaction or any series of related transactions, Transfer for value any shares of Company Stock in an amount which when taken together with all previous (or substantially simultaneous) Transfers by all of the members of the Kelso Group would exceed 5% of the Company Stock held by all such members of the Kelso Group at the time of the transaction in question (which in the case of a series of related transactions is the most current transaction in such series), except pursuant to an Excluded Transaction, a Transfer to a Permitted Transferee (as limited by Section 1.2(c)) or pursuant to Section 6.5(b), to the Company or any of its subsidiaries or to any third party or parties (a "Third Party"), unless the Management Stockholders, the Third Party Investors, and their respective Permitted Transferees (collectively, the "Offerees"), are offered the right, at the option of each Offeree, to include in such Transfer to the Third Party such number of shares of Company Stock owned by each such Offeree as determined in accordance with this Section 6.5(a). If any member of the Kelso Group receives from a Third Party a bona fide offer or offers to Transfer, or proposes to Transfer to a Third Party, shares of its or their Company Stock, in excess of such 5% threshold, such member (the "Transferor") shall give written notice (the "Tag-Along Notice") to each of the Offerees, setting forth the consideration per share to be paid by such Third Party and the other material terms and conditions of such transaction. The Tag-Along Notice shall offer the Offerees the opportunity to participate in the proposed Transfer of shares to the Third Party according to the terms and conditions of this Section 6.5(a) and for the same type of consideration and for an amount of consideration per share not less than that offered to the Transferor by the Third Party and on terms and conditions (other than, in the case of members of the Kelso Group, any management, advisory or transaction fees payable to them or their affiliates) no less favorable to such Offerees than the terms and conditions offered to the Transferor by the Third Party. At any time within 15 days after its receipt of the Tag-Along Notice, each of the Offerees may irrevocably (but subject to the terms and conditions of such offer) accept the offer included in the Tag-Along Notice for up to such number of shares of Company Stock as is determined in accordance with the provisions of this Section 6.5(a) by furnishing written notice of such acceptance to the Transferor. Promptly following such acceptance by an Offeree, each such Offeree shall deliver to the Transferor the certificate or certificates representing the shares of Company Stock to be Transferred pursuant to such offer by such Offeree, together with a limited power-of-attorney authorizing the Transferor to sell or otherwise dispose of such shares of Company Stock pursuant to the proposed Transfer to the Third Party. In addition, each such Offeree shall also execute all other documents required to be executed in connection with such transaction; provided, that in the event that (x) the Offeree is required to provide any representations or warranties in connection with such transaction, each Offeree shall only be required to represent and warrant as to its or his title to its or his Company Stock to be Transferred and such holder's authority, power, and right to enter into and consummate such transaction without violating any other agreement or legal requirement and other matters relating to such holder, or (y) the Offeree is required to provide any indemnities in connection with such transaction (other than in respect of representations and warranties referenced to in the preceding clause (x)), then each Offeree shall only be required to provide the same indemnities as the Kelso Group and shall not be liable for more than his or its pro rata share (based upon the amount of consideration to be received by all Offerees and the Transferor in such transaction) of any liability for indemnity and such liability shall not exceed the total purchase price received by such Offeree in such transaction; provided that, with respect to the foregoing representations or warranties in the preceding clause (x) above given by the Offerees, an Offeree may be liable for any and all losses resulting from a breach of such representations or warranties and there shall be no cap by reason of this Agreement on the liability of the relevant Offeree with respect to breaches of such representations or warranties.

         Each Offeree who shall have irrevocably accepted the offer in the Tag Along Notice shall have the right to participate in the proposed Transfer to the Third Party by Transferring in connection therewith shares of Company Stock equal to the product of (x) the total number of shares to be acquired by the Third Party, times (y) a fraction, the numerator of which shall be the total number of shares of Company Stock owned by such Offeree, and the denominator of which shall be the total number of shares of Company Stock owned by the Kelso Group plus the total number of shares of Company Stock owned by all Offerees that have accepted the offer included in the Tag-Along Notice. The maximum number of shares of Company Stock that may be Transferred by each Offeree to the Third Party in accordance with this Section 6.5(a) shall be the total number of shares of Company Stock then owned by such Offeree.

         If within 15 days after the receipt of the Tag-Along Notice, any Offeree has not accepted the offer contained in the Tag-Along Notice, such Offeree will be deemed to have waived any and all rights with respect to, or to participate in, the Transfer of Company Stock described in the Tag-Along Notice. The Transferor shall have 45 days following such delivery in which to Transfer Company Stock held by it plus any Company Stock of any Offerees who accept the offer described in the Tag-Along Notice in accordance with the provisions of this Section 6.5(a), in the aggregate not more than the amount of Company Stock described in the Tag-Along Notice, for an amount and type of sales price consideration per share not more favorable to the Transferor than was set forth in the Tag-Along Notice, provided that the type of consideration to be received by the Transferor may be different than the type set forth in the Tag-Along Notice so long as (i) it is not materially more favorable to the Transferor than to the Offerees and (ii) if the consideration to be received by the Offerees is different than that set forth in the Tag Along Notice, each Offeree may rescind its acceptance of the offer contained in the Tag Along Notice within five days of receipt of notice of such change in the type of consideration; provided further, that no recision shall effect the number of shares which each accepting Offeree shall have the right to Transfer pursuant to the preceding paragraph and the Transferor may increase the number of shares to be Transferred by it by the number of shares subject to such rescission. If, at the end of 60 days following the delivery of the Tag-Along Notice, the Transferor has not completed the Transfer of Company Stock of the Transferor and Company Stock of any Offeree, the Transferor shall return to such Offeree all certificates representing shares of Company Stock which such Offeree delivered for Transfer pursuant to this Section 6.5(a), and all the restrictions on sale or other disposition contained in this Agreement with respect to Company Stock owned by the Transferor shall again be in effect, including the requirement to give notice hereunder.

         Except as may otherwise be agreed to by Richard L. Bready ("RLB") with respect to Management Stockholders, all Offerees whose shares of Company Stock are to be Transferred in accordance with this Section 6.5(a) shall receive the consideration in respect of their shares substantially simultaneously with the receipt by the Transferor of the consideration in respect of the shares of Company Stock of the Transferor.

         For purposes of this Section 6.5(a) only, all stock options held by each Offeree which are exercisable at the time of delivery of the Tag-Along Notice, or which would become exercisable by reason of the Transfer after giving effect to this Section 6.5(a), shall be treated as Company Stock hereunder (including, without limitation, for purposes of determining the extent to which an Offeree may participate in a proposed Transfer pursuant to the second paragraph of this Section 6.5(a)); provided, that each Offeree, in order to participate in any proposed Transfer in this Section 6.5(a), shall exercise any such stock options held by such Offeree the shares of Company Stock in respect of which such Offeree desires to Transfer pursuant to this
Section 6.5(a), in accordance with the terms and subject to the conditions of applicable stock option plan, prior to the consummation of any such Transfer pursuant to this Section 6.5(a); provided, further, that, to the extent practicable and to the extent doing so would not adversely affect the Company, the Transferor or the ability to consummate the Transfer, the Transferor and the Company shall use their reasonable efforts to cause any such proposed Transfer to be structured so as to facilitate the delivery to any Offeree holding stock options of the difference between the per share consideration being paid in such Transfer and the exercise price in respect of each such stock options being Transferred pursuant to this Section 6.5(a) (in lieu of the delivery of the exercise price in respect of such stock options to the Company).

         (b) Drag-Along Rights. If any member or members of the Kelso Group shall, individually or collectively, propose to Transfer at least 75% of all shares of Company Stock collectively owned by the Kelso Group at the time of the transaction in question to a Third Party, then (in addition to the rights of the Management Stockholders, the Third Party Investors, and their respective Permitted Transferees to participate in such Transfer pursuant to
Section 6.5(a) hereof) the members of the Kelso Group, may, at their option, require the Management Stockholders, the Third Party Investors, and their respective Permitted Transferees (collectively, the "Remaining Holders") to include in such Transfer to the Third Party such number of shares of Company Stock owned by each of them, as determined in accordance with this Section 6.5(b); provided that if the members of the Kelso Group send the Drag-Along Notice referred to below, Section 6.5(a) shall not apply to the Transfer.

         The members of the Kelso Group shall give written notice (the "Drag-Along Notice") of the exercise of their rights pursuant to this Section 6.5(b) to each of the Remaining Holders, setting forth the sales price consideration per share to be paid by the Third Party and the other material terms and conditions of such transaction, including the number of shares to be included therein. The Drag-Along Notice shall state that the Remaining Holders shall be required to participate in the proposed Transfer of shares to the Third Party according to the terms and conditions of this Section 6.5(b) and for the same type of consideration and for an amount of consideration per share not less than that offered to any member of the Kelso Group by the Third Party and on terms and conditions (other than, in the case of members of the Kelso Group, any management, advisory or transaction fees payable to them or their affiliates) no less favorable to such Remaining Holders than the terms and conditions offered to any member of the Kelso Group by the Third Party. Within 15 days following the receipt of the Drag-Along Notice, each of the Remaining Holders shall deliver to a representative of the Kelso Group designated in the Drag-Along Notice certificates representing all shares of Company Stock held by such Remaining Holder, duly endorsed, together with all other documents required to be executed in connection with such transaction. In the event that any Remaining Holder should fail to deliver such certificates to the Kelso Group, the Company shall cause the books and records of the Company to show that such shares are bound by the provisions of this Section 6.5(b) and that such shares may be Transferred only to the Third Party.

         Each Remaining Holder shall be required to participate in the proposed Transfer to the Third Party by Transferring in connection therewith shares of Company Stock equal to the product of (x) the total number of shares to be acquired by the Third Party, times (y) a fraction, the numerator of which shall be the total number of shares of Company Stock owned by such Remaining Holder, and the denominator of which shall be the total number of shares of Company Stock owned by the Kelso Group plus the total number of shares of Company Stock owned by all Remaining Holders in the aggregate. The maximum number of shares of Company Stock that may be Transferred by each Remaining Holder to the Third Party in accordance with this Section 6.5(b) shall be the total number of shares of Company Stock then owned by such Remaining Holder.

         If, within 90 days after the members of the Kelso Group gave the Drag-Along Notice, they shall not have completed the Transfer of all the shares of Company Stock of the Kelso Group and the Remaining Holders in accordance with this Section 6.5(b), the Kelso Group shall return to each of the Remaining Holders all certificates representing shares of Company Stock that such Remaining Holder delivered for Transfer pursuant hereto and that were not purchased pursuant to this Section 6.5(b); provided that the Kelso Group shall be permitted, but not obligated, to complete the sale by all non-defaulting Remaining Holders if one or more of the Remaining Holders default; provided further that completion of the sale by the Kelso Group and/or such Remaining Holders shall not relieve a defaulting Remaining Holder of liability for its breach.

         The obligations of the Remaining Holders pursuant to this Section 6.5(b) are subject to the satisfaction of the following conditions:

                  (i) if any Stockholder is given an option as to the form and amount of consideration to be received, all Stockholders will be given the same option;

                  (ii) no Remaining Holder shall be required to make any out-of-pocket expenditure prior to the consummation of such transaction (excluding expenditures for its own postage, copies, etc. and the fees and expenses of its own counsel and other advisors retained by it, which amounts shall be the sole responsibility of such Remaining Holder in any event (other than pursuant to Section 6.5(c) herein)), and no Remaining Holder shall be obligated to pay more than its or his pro rata share (based upon the consideration to be received in such transaction) of expenses (in comparison to the amount of expenses being borne by all other holders participating in a Transfer pursuant to this Section 6.5(b)) incurred by the Company or for the benefit of all Stockholders, provided that a Remaining Holder's liability for its or his pro rata share of such allocated expenses shall in no event exceed the total purchase price received by such Remaining Holder in such transaction; and

                  (iii) in the event that (x) the Remaining Holders are required to provide any representations or warranties in connection with such transaction, each Remaining Holder shall only be required to represent and warrant as to its or his title to its or his Stock to be Transferred and such holder's authority, power, and right to enter into and consummate such transaction without violating any other agreement or legal requirement and other matters relating to such holder, or (y) the Remaining Holders are required to provide any indemnities in connection with such transaction (other than in respect of representations and warranties referenced to in the preceding clause (x)), then each Remaining Holder shall only be required to provide the same indemnities as the Kelso Group and shall not be liable for more than his or its pro rata share (based upon the amount of consideration to be received in such transaction by all Remaining Holders and members of the Kelso Group) of any liability for indemnity and such liability shall not exceed the total purchase price received by such Remaining Holder in such transaction; provided that, with respect to the foregoing representations or warranties in the preceding clause (x) given by the Remaining Holders, a Remaining Holder may be liable for any and all losses resulting from a breach of such representations or warranties and there shall be no cap by reason of this Agreement on the liability of the relevant Remaining Holder with respect to breaches of such representations or warranties.

         To the extent practicable, all Remaining Holders whose shares of Company Stock are to be Transferred in accordance with this Section 6.5(b) shall receive the consideration in respect of their shares substantially simultaneously with the receipt by the Kelso Group of the consideration in respect of the shares of Company Stock of the Kelso Group Transferred, except that all Management Stockholders whose shares of Company Stock are to be Transferred in accordance with this Section 6.5(b) shall receive the consideration in respect of their shares (except as may be agreed to between the Company and RLB on behalf of such Management Stockholders) simultaneously with the receipt by the Transferor of the consideration in respect of the shares of Company Stock of the Transferor.

         For purposes of this Section 6.5(b) only, all stock options held by each Remaining Holder which are fully exercisable at the time of the Drag-Along Notice, or which would become exercisable by reason of the Transfer after giving effect to this Section 6.5(b), shall be treated as Company Stock (including, without limitation, for purposes of determining the extent to which a Remaining Holder is required to participate in a proposed Transfer pursuant to the third paragraph of this Section 6.5(b)); and each Remaining Holder in connection with the exercise of drag-along rights by the Kelso Group pursuant to this Section 6.5(b) shall immediately prior to such proposed Transfer exercise any such stock options held by such Remaining Holders, the shares of Company Stock in respect of which are required to be Transferred pursuant to this Section 6.5(b), in accordance with the terms and subject to the conditions of the applicable stock option plan, prior to the consummation of any such Transfer pursuant to this Section 6.5(b); provided, further, that, to the extent practicable and to the extent doing so would not adversely affect the Company, any member of the Kelso Group or the ability to consummate the Transfer, the Kelso Group and the Company shall use their reasonable efforts to cause any such proposed Transfer to be structured so as to facilitate the delivery to any Remaining Holder holding stock options of the difference between the per share consideration being paid in such Transfer and the exercise price in respect of each such stock options being Transferred pursuant to this Section 6.5(b) (in lieu of the delivery of the exercise price in respect of such stock options to the Company).

         (c) Attorney Fees. The Company shall pay the reasonable fees and expenses of one counsel selected by the Management Stockholders holding a majority of the shares of Company Stock held in the aggregate by all Management Stockholders (and reasonably acceptable to the Kelso Group) to represent the Management Stockholders in each Transfer of shares of Company Stock held by them pursuant to Sections 6.5(a) or 6.5(b) hereof.

                                  ARTICLE VII

                         REGISTRATION RIGHTS AGREEMENT

         7.1 Registration Rights. Concurrently with the execution of this Agreement the parties hereto are also entering into a registration rights agreement (the "Registration Rights Agreement") in the form attached as Exhibit A. The parties hereto agree that any additional members of the Kelso Group, Third Party Investors and Management Stockholders who become parties hereto shall also be added as parties thereto.

                                 ARTICLE VIII

                             CHARTER DOCUMENTS AND
                              BOARD OF DIRECTORS

         8.1 Charter Documents. The Company has previously furnished to the Stockholders copies of its certificate of incorporation and by-laws, each as in effect on the date hereof (the "Charter Documents"). From and after the date hereof, each Stockholder shall vote its shares of voting stock of the Company, at any regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders, and shall take all actions necessary, to ensure that the Charter Documents do not, at any time, conflict with the provisions of this Agreement.

         8.2 Board of Directors. (a) Subject to provisions of Section 8.2(i) below, the Stockholders agree and understand that immediately following the consummation of the Transactions, the Board will consist of a number of directors between five and eleven (as determined by the Kelso Group), two of whom shall be designated by RLB and the remainder of whom shall be persons designated by the Kelso Group (and who may be members of the Kelso Group or affiliates thereof); provided that if RLB designates himself as a director he shall have the right to serve as Chairman of the Board so long as he is a director; provided further, that RLB's rights pursuant to this Section 8.2 (other than Section 8.2(i)), shall terminate as such time as he no longer owns in excess of [10%] of the outstanding shares of Common Stock of the Company (such percentage to be computed by including as outstanding Common Stock all outstanding options, calculated on a treasury method basis). Immediately following the consummation of the Transactions, subject to the preceding sentence, the number of directors of the Company and the persons who will serve as such shall be determined in accordance with the Charter Documents and applicable law and may change from time to time.

         (b) The Stockholders shall vote their shares of voting stock to implement the foregoing, and to elect the directors nominated in accordance with Section 8.2(i), at any regular or special meeting of the stockholders of the Company called for the purpose of filling positions on the Board, or in any written consent executed in lieu of such a meeting of stockholders, and shall take all lawful actions as may be reasonably necessary to ensure the election to the Board of the Nominees. The nominees of the Kelso Group and RLB, including nominees pursuant to Section 8.2(i) hereof, are referred to herein as the "Kelso Nominees" and the "Bready Nominees", respectively, and are collectively referred to herein as the "Nominees" and individually as a "Kelso Nominee", "Bready Nominee" or "Nominee", as the case may be. Subject to any applicable rules to the contrary of the Securities and Exchange Commission or any national securities exchange or NASDAQ, RLB shall have the right to participate in all committees of the Board, except the audit committee, so long as he is a member of the Board.

         To effectuate the provisions of Section 8.2, the Secretary of the Company, or if there be no Secretary such other officer of the Company as the Board may appoint to fulfill the duties of Secretary (the "Secretary"), shall not record any vote or consent contrary to or inconsistent with the terms of this Section 8.2(a) and 8.2(b).

         (c) If, prior to his or her election to the Board pursuant to Section 8.2(a), 8.2(b) or 8.2(i), any Kelso Nominee or Bready Nominee shall be unable or unwilling to serve as a director of the Company, the members of the Kelso Group or RLB, as the case may be, shall be entitled to nominate a replacement (the selection of which shall be consistent with Section 8.2(a), 8.2(b) or 8.2(i), as applicable) who shall then be a Nominee for purposes of this
Section 8.2. If, following election to the Board pursuant to Section 8.2(a), 8.2(b) or 8.2(i), any Nominee shall resign or be removed or be unable to serve for any reason prior to the expiration of his or her term as a director of the Company, the members of the Kelso Group, if such Nominee was a Kelso Nominee, or RLB, if such Nominee was a Bready Nominee, shall within 30 days of such event, notify the Board in writing of a replacement Nominee (the selection of which shall be consistent with Section 8.2(a), 8.2(b) or 8.2(i), as applicable), and each Stockholder shall vote its shares of voting stock, at any regular or special meeting called for the purpose of filling positions on the Board, or in any written consent executed in lieu of such meeting of stockholders, and shall take all actions necessary (including, without limitation, using its best efforts to cause its Nominee(s) to elect such replacement Nominee as herein provided), to ensure the election to the Board of such replacement Nominee to fill the unexpired term of the Nominee whom such new Nominee is replacing. If the members of the Kelso Group shall fail to so notify the Board with respect to any Kelso Nominee, the Board, in its sole discretion, may nominate any other person to fill the vacancy. Any Kelso Nominee may be removed by the Kelso Group, except that with respect to reasons other than for Cause (as defined in Section 8.2(e)) a Kelso Nominee nominated pursuant to Section 8.2(i) hereof may be removed prior to an Elimination Event only if the holders of a majority of the outstanding shares of Series B Preference Stock consent in writing to such removal (and no meeting of stockholders need to be held to effect any such removal), and any Bready Nominee may be removed by RLB, except that with respect to reasons other than for Cause, a Bready Nominee nominated pursuant to Section 8.2(i) hereof may be removed prior to an Elimination Event only if the holders of a majority of the outstanding shares of Common Stock consent in writing to such removal (and no meeting of stockholders need to be held to effect any such removal), and each Stockholder hereby agrees to vote all of the shares of voting stock owned or held of record by such Stockholder for, or to take all actions by written consent in lieu of any such meeting, necessary to cause, any such removal.

         (d) If the Kelso Group so requests, each Stockholder hereby agrees to vote all of the shares of voting stock owned or held of record by such Stockholder for, or to take all actions by written consent in lieu of any such meeting necessary to cause, the removal (with or without cause) of any director designated by RLB and elected pursuant to Section 8.2 (other than Section 8.2(i)) if during such director's term as director, RLB ceases to own in excess of [10]% of the outstanding shares of Common Stock of the Company (such percentage to be computed by including as outstanding Common Stock all outstanding options, calculated on a treasury method basis).

         (e) Each Stockholder hereby agrees that any director shall be removed with Cause only if the holders of a majority of the outstanding shares of voting stock held by Stockholders consent in writing to such removal (and no meeting of stockholders need to be held to effect any such removal); provided, however, that with respect to any Independent director elected pursuant to
Section 8.2(i) hereof, such director may be removed for Cause only if the holders of a majority of the outstanding shares of either Series B Preference Stock or Common Stock, depending upon whether RLB or the Kelso Group nominated such director, consent in writing to such removal (and no meeting of stockholders need to be held to effect any such removal). Solely for the purposes of this Section 8.2(e), "Cause" shall mean the commission by a director of an act of fraud or embezzlement against the Company or any of its subsidiaries or a conviction for a felony (or a plea of nolo contendere or guilty plea thereto) of such director.

         (f) In order to effectuate the provisions of this Article VIII, each Stockholder hereby agrees that when any action or vote is required to be taken by such Stockholder pursuant to this Agreement, such Stockholder shall use its reasonable best efforts, if a special or annual meeting of stockholders of the Company is not called, to execute or cause to be executed a consent in writing in lieu of any such meetings pursuant to Section 228(a) of the General Corporation Law of the State of Delaware to effectuate such stockholder action.

         (g) In order to effectuate the provisions of this Section 8.2 and in addition to and not in lieu of Sections 8.2(a) through (f) hereof, the Management Stockholders and Third Party Investors (and any of their respective Permitted Transferees thereof which own Common Stock subject to this Agreement) hereby grant to the Kelso Group a proxy to vote at any annual or special meeting of stockholders all of the shares of voting stock owned or held of record by such stockholder and subject to this Agreement solely for
(i) the election of all directors designated in accordance with Section 8.2(a) and Section 8.2(i) and (ii) the removal of directors in accordance with Sections 8.2(c), 8.2(d) and 8.2(e).

         (h) With respect to any business combination, merger, consolidation, stock swap or sale of all or substantially all of the assets of the Company or similar transaction involving the Company, if the members of the Kelso Group so direct and such transaction results in a Change in Control (as defined below), then each of the Stockholders shall use its respective best efforts to vote in favor of such proposed transaction all of the shares of Common Stock owned or held of record by such Stockholder, at each regular or special meeting of the stockholders of the Company called for the purpose of voting on such matter, or in any written consent executed in lieu of such a meeting of stockholders, and shall take all actions reasonably necessary, to ensure that all necessary stockholder approvals for such transaction are obtained; provided that (A) the conditions set forth in subclauses (i), (ii) and (iii) of the third to last paragraph of Section 6.5(b) hereof are satisfied with respect to such transaction and (B) such Stockholder is to receive the same type and amount of consideration per share not less than that to be received by the members of the Kelso Group and on terms and conditions (other than, in the case of members of the Kelso Group, any management, advisory or transaction fees payable to them or their affiliates) no less favorable to such Stockholders than the terms and conditions to be received by the members of the Kelso Group in the transaction.

         (i) Notwithstanding anything herein to the contrary, until the occurrence of the Elimination Event (as defined in the certificate of designation with respect to the Series B Preference Stock (the "Nortek Holdings COD")), the Stockholders agree and understand that (i) the Board of Directors shall consist of five directors (or such other number of directors as is agreed to between the Kelso Group and RLB), (ii) RLB, on behalf of the holders of Common Stock, shall nominate 51% of the number of directors to be elected at any meeting duly called to elect directors generally; provided, however, that if 51% of such number of directors is not a whole number, then RLB shall be entitled to nominate the next higher whole number of directors to be elected at such meeting; provided further that at least one-third (or such next higher whole number) of the number of such RLB nominated directors shall be Independent (as defined in the Charter Amendment (as defined in the Recapitalization Agreement)) and any such Independent director nominated by RLB shall be subject to the approval of the Kelso Group, such approval not to be unreasonably withheld, (iii) the Kelso Group, on behalf of the holders of Series B Preference Stock, shall be entitled to nominate the remaining directors to be elected at such meeting for the election of directors generally; provided, however, that at least one-half (or such next higher whole number) of the number of such Kelso nominated directors shall be Independent and any such Independent director nominated by the Kelso Group shall be subject to the approval of RLB, such approval not to be unreasonably withheld, (iv) the parties hereto (including, without limitation, the Company) shall take such actions as are necessary so that the Board of Directors of Nortek is comprised entirely of the same individuals as the Board of Directors of Nortek Holdings, (v) the Kelso Group or RLB, as the case may be, shall inform the other party upon becoming aware that their Independent director Nominee is not Independent; and (vi) if the Person serving as an Independent Kelso Nominee or Independent Bready Nominee ceases to be Independent of Kelso or RLB, as the case may be, during the time such Person is serving as a director, then at the request of the other party, the Kelso Group or RLB, as the case may be, shall reasonably promptly replace such Person as a director with another nominee who satisfies any applicable independence requirements. Upon the occurrence of an Elimination Event, this clause 8.2(i) shall have no further force and effect and the provisions of Section 8.2(a) and 8.2(b) (other than the references to Section 8.2(i) therein) shall immediately apply and each Stockholder agrees to take all actions necessary to cause the Board of Directors to be constituted in accordance therewith at such time, and from and after such time one of the Bready Nominees (selected by RLB prior thereto, or if not so selected by RLB, such Bready Nominee that is Independent) shall be deemed a Kelso Nominee for all purposes of this Agreement (including, without limitation, for purposes of removal).

         (j) Whenever any Person is elected to the Board in accordance with this Agreement, the parties hereto agree that they shall use their best efforts to cause their Nominees on the Board to take such action, to the extent they are reasonably able to do so, in connection with such election to avoid the occurrence of a "Change of Control" under the Nortek Notes Indentures (as defined in the Recapitalization Agreement).

                                  ARTICLE IX

                                  TERMINATION

         9.1 Cessation of Ownership of Company Stock. Any party to, or Person who is subject to, this Agreement which ceases to own shares of Company Stock or any interest therein shall cease to be a party to, or Person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder.

         9.2 Other Termination Events. Notwithstanding anything to the contrary contained herein, every provision of this Agreement, other than the provisions contained in Article VII and Section 10.4, shall terminate upon the earlier of (i) the closing of an IPO and (ii) a Change in Control; provided, however, that in the event that following any such Change in Control any Stockholder (other than a Third Party Investor) continues to own in excess of 25% of the equity in the Company held by it immediately after the Closing (as defined in the Recapitalization Agreement), such Stockholder shall continue to have any rights it had prior to such Change in Control pursuant to Sections 6.5(a) and 6.5(b) hereof and such Sections shall survive such Change in Control for so long as any such Stockholder continues to have such stated percentage of equity in the Company held by it immediately after the Closing. For purposes of this Agreement, a "Change in Control" shall mean the earlier to occur of (i) such time as the Kelso Group, (A) no longer owns at least 25% of the shares of Company Stock held by it immediately after Closing and (B) in the aggregate owns a lesser number of shares of Company Stock than that of at least one other stockholder and its affiliates of the Company or (ii) any business combination, merger, consolidation, stock swap, stock sale or sale of all or substantially all of the assets of the Company or similar transaction involving the Company in which (A) the Stockholders cease to own 50% of either the outstanding voting power and Company Stock of the Company or the surviving entity and (B) at least one other stockholder and its affiliates of the Company owns in excess of 50% of the number of outstanding shares of Company Stock held in the aggregate by the Kelso Group.

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

         10.1 Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing shares of Company Stock owned by the Stockholders shall bear upon its face the following legend:

         "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (A) IN COMPLIANCE WITH THE STOCKHOLDERS AGREEMENT, DATED AS OF [ ], 2002 AND (B) UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL TO THE HOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS."

         All Stockholders shall be bound by the requirements of such legend to the extent that such legend is applicable. Upon a registration under the Act of any shares of Company Stock or sale of any shares of Company Stock pursuant to Rule 144 or any other exemption from registration where the removal of the legend is appropriate, the certificate representing such shares shall be replaced, at the expense of the Company, with certificates not bearing the legend required by this Section 10.1.

         10.2 Option Plan. If the Company establishes a stock option plan (the "Option Plan") the Company shall have the right, but not the obligation, to require that optionees thereunder be required to become parties to this Agreement upon exercise of options granted thereunder and that they will be "Management Stockholders" hereunder with respect to such shares.

         10.3 New Management Stockholders. Each of the Stockholders hereby agrees that the Company may require that any employee of the Company or any of its subsidiaries who after the date of this Agreement is offered shares of Company Stock or employee stock options shall, as a condition precedent to the acquisition of such shares of Company Stock or options, become a party to this Agreement by executing the same and delivering it to the Company at its address specified in Section 10.14. Upon such execution and delivery, such employee shall be a "Management Stockholder" for all purposes of this Agreement.

         10.4 Fee. The parties hereto acknowledge and agree that at the Closing Kelso will be paid a fee of $1.5 million and that the Company and Kelso will enter into a financial advisory agreement and related indemnification agreement (which agreements may be amended from time to time in accordance with Section 10.5 hereof to the extent applicable) pursuant to which Kelso will provide financial advisory services to the Company each year following the Closing until the Company and Kelso mutually agree to terminate such arrangement.

         10.5 Certain Transactions. The Kelso Group agrees that, except as contemplated hereby or by the Recapitalization Agreement or by any of the other agreements contemplated hereby or thereby, during such time as RLB owns in excess of [5%] of the outstanding shares of Company Stock of the Company (such percentage to be computed by including as outstanding Company Stock all outstanding options, calculated on a treasury method basis), without the prior approval of either (i) RLB or (ii) a majority of the members of the Board who are not officers, directors (excluding outside directors of portfolio companies) or employees of Kelso or any of its affiliates, the Company shall not (x) effect any transactions between the Company and any member of the Kelso Group or any of their affiliates, (y) Transfer any equity securities of any subsidiary of the Company to any member of the Kelso Group or any of their affiliates, or (z) Transfer any assets of the Company or any subsidiary of the Company to any member of the Kelso Group or any of their affiliates, other than, in any case of clauses (x) and (z), purchases and sales of inventory in the ordinary course of business and other customary commercial transactions on an arms' length basis involving portfolio companies of Kelso and its affiliated investment funds.

         10.6 No Other Arrangements or Agreements. Except for the Voting Agreement and the Exchange Agreements (each as defined in the Recapitalization Agreement), each Management Stockholder hereby represents and warrants to each other Stockholder that, except, if applicable, for any option plan of the Company and the written options issued thereunder, he has not entered into or agreed to be bound by any other arrangements or agreements of any kind with any other party with respect to the shares of Company Stock, including, but not limited to, arrangements or agreements with respect to the acquisition, disposition or voting of shares of Company Stock (whether or not such agreements and arrangements are with the Company, other Stockholders or holders of Company Stock that are not parties to this Agreement). Except for the Voting Agreement and the Exchange Agreements, each of the members of the Kelso Group and each other Stockholder represents and warrants to each other Stockholder that it has not entered into or agreed to be bound by any voting agreements with respect to its shares of Company Stock.

         10.7 Amendment and Modification. This Agreement may be amended, modified or supplemented only with the written consent of (i) the Kelso Group and (ii) if such amendment modifies (A) any provision of this Agreement (x) in a manner substantially adverse to the Management Stockholders, the Stockholders owning a majority of the outstanding Company Stock (such percentage to be computed by including as outstanding Company Stock all outstanding options, calculated on a treasury method basis) owned by all Management Stockholders and (y) in a manner substantially adverse to the Third Party Investors, the Stockholders owning a majority of the outstanding Company Stock (such percentage to be computed by including as outstanding Company Stock all outstanding options, calculated on a treasury method basis) owned by all Third Party Investors (B) any other Section of this Agreement, the Company and Stockholders owning a majority of the outstanding Company Stock. Notwithstanding anything to the contrary herein, the Kelso Group may add any additional third party to this Agreement or eliminate any such additional third party (other than any third party that is part of the Kelso Group) from this Agreement as the Kelso Group sees fit, subject to the consent of such affected party. Upon receipt of the consents required by this Section 10.7, the Company shall notify all Stockholders promptly after such amendment, modification or supplement shall take effect.

         10.8 Assignment.*** The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that none of the Company, the Third Party Investors or any Management Stockholder shall assign any of its rights or obligations pursuant to this Agreement without the prior written consent of the Kelso Group and, for so long as the Management Stockholders own in excess of 10% of the outstanding shares of Company Stock of the Company (such percentage to be computed by including as outstanding Company Stock all outstanding options, calculated on a treasury method basis), the members of the Kelso Group shall not assign its rights or obligations pursuant to this Agreement, other than to its Permitted Transferees and to persons who agree to be bound by this Agreement, without the prior written consent of the Management Stockholders owning a majority of the Company Stock owned by all Management Stockholders at such time. In the case of Permitted Transferees, third parties and Involuntary Transferees, such Permitted Transferees, third parties or Involuntary Transferees, as the case may be, shall be deemed the Stockholder hereunder for purposes of obtaining the benefits or enforcing the rights of such Stockholder hereunder; provided, however, that no Permitted Transferee, third party or Involuntary Transferee, as the case may be, shall derive any rights under this Agreement unless and until such Permitted Transferee, third party or Involuntary Transferee, as the case may be, has delivered to the Company a valid undertaking to become, and becomes, bound by the terms of this Agreement to which the transferring Stockholder is subject.


_________________

*** It is understood that this Agreement shall be appropriately modified consis tent with Section 8.5 (b) of the Recapitalization Agreement in the event that the Recapitalization Agreement is modified pursuant to such provision.




         10.9 Recapitalizations, Exchanges, etc. Affecting the Company Stock. Except as otherwise provided herein, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Company Stock and (ii) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise), which may be issued in respect of, in exchange for, or in substitution for the shares of Company Stock by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Except as otherwise provided herein, this Agreement is not intended to confer upon any person, except for the parties hereto, any rights or remedies hereunder.

         10.10 Transfer of Company Stock. If at any time the Company purchases any shares of Company Stock pursuant to this Agreement, the Company may pay the purchase price determined under this Agreement for the shares of Company Stock it purchases by wire transfer of funds or Company check in the amount of the purchase price, and upon receipt of payment of such purchase price or, pursuant to Section 2.3, Section 3.3 or Article V, any portion thereof, the selling Stockholder shall deliver to the Company the certificates representing the number of shares of Company Stock being purchased in a form suitable for transfer, duly endorsed in blank, and free and clear of any lien, claim or encumbrance. In the event that any Stockholder refuses or otherwise fails to deliver, in accordance with the preceding sentence, certificates representing the number of shares of Company Stock being purchased, the shares of Company Stock purchased from such Stockholder shall (notwithstanding such refusal or failure) be deemed, upon receipt by such Stockholder of the purchase price therefor, to not be outstanding for any purposes. Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to make any payment for shares of Company Stock purchased hereunder until delivery to it of the certificates representing such shares. If the Company is purchasing less than all the shares of Company Stock represented by a single certificate, the Company, after making such purchase, shall deliver to the selling Stockholder a certificate for any unpurchased shares of Company Stock.

         10.11 Further Assurances. Each party hereto or Person subject hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or Person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         10.12 Governing Law. This Agreement and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware, without giving effect to the choice of law principles thereof.

         10.13 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

         10.14 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and deemed given upon (i) receipt, when delivered via personal delivery, (ii) transmitter's confirmation of a receipt of a facsimile transmission, when delivered via such transmittal, (iii) confirmed delivery by a standard overnight carrier or (iv) receipt, as evidenced by certification or registration, when mailed in the United States by certified or registered mail at the following addresses (or at such other address for a party as shall be specified by notice given hereunder):

              (a)  If to the Company, to it at:

                   Nortek Holdings, Inc.
                   50 Kennedy Plaza
                   Providence, RI 02903
                   Attention:  Kevin W. Donnelly and Richard L. Bready
                   Telephone:  401-751-1600
                   Facsimile:  401-751-4610

                   with a copy to:

                   Kelso & Company, L.P.
                   320 Park Avenue, 24th Floor
                   New York, New York  10022
                   Attention:  James J. Connors, II
                   Telephone:  (212) 751-3939
                   Facsimile:  (212) 223-2379

              (b) If to a Management Stockholder, as listed on the signature page hereto, or, if not so listed, to it at its address as reflected in the stock records of the Company, or as such Management Stockholder shall designate to the Company in writing, with a copy to Kelso at its address indicated below (provided that any such designation shall be effective only upon receipt thereof).

              (c)  If to a member of the Kelso Group, to it at:

                   c/o Kelso & Company, L.P.
                   320 Park Avenue, 24th Floor
                   New York, New York  10022
                   Attention:  James J. Connors, II
                   Telephone:  (212) 751-3939
                   Facsimile:  (212) 223-2379

              (d) If to a Third Party Investor, as listed on the signature page hereto, or, if not so listed, to it at its address as reflected in the stock records of the Company, or as such Third Party Investor shall designate to the Company in writing, with a copy to Kelso at its address indicated above (provided that any such designation shall be effective only upon receipt thereof).

         10.15 Headings; Execution in Counterparts. The headings and captions contained herein are for convenience and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

         10.16 Entire Agreement; Effect on Certain Other Agreements. This Agreement, the Registration Rights Agreement, the Option Plan, the RLB Employment Agreement, the Preemptive Rights Agreement, the Holding Company Merger Agreement and the Exchange Agreements (each, if not defined herein, as defined in the Recapitalization Agreement) with the Company entered into by the Management Stockholders embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to the shares of Company Stock, other than those expressly set forth or referred to herein, in the Registration Rights Agreement, or in any Exchange Agreements with the Company or any option plan of the Company or any written option issued thereunder. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

         10.17 Injunctive Relief. The shares of Company Stock cannot readily be purchased or sold in the open market, and for that reason, among others, the Company and the Stockholders shall be irreparably damaged in the event this Agreement is not specifically enforced. Each of the parties therefore agrees that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Company or the Stockholders may have. Each Stockholder hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts in New York and Delaware for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof. Each Stockholder hereby consents to service of process by mail made in accordance with Section 10.14.

         10.18 Attorneys' Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover such reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be en titled, as may be ordered in connection with such proceeding.

         10.19 Third Party Beneficiaries. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof. Except as otherwise expressly provided herein, the covenants, agreements and other provisions contained in this Agreement are for the sole benefit of the parties hereto and their permitted successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights, remedies or other benefits hereunder on any other persons. Neither this Agreement nor any purchase or sale of Company Stock shall create, or be construed or deemed to create, any right of employment in favor of a Management Stockholder or any other person by the Company or any subsidiary of the Company.

         10.20 Sales to Competitors. Notwithstanding anything to the con trary in this Agreement (other than Section 6.5(a) and 6.5(b)), the Third Party Investors may not, without the prior written consent of the Kelso Group and the Company, Transfer any shares of Company Stock that the Third Party Investors beneficially own to any Person that competes with or is engaged in any lines of business of the Company whether or not so competing or engaged in the same geographic area as the Company.

         10.21 Improper Transfer. Any attempt to Transfer any shares of Company Stock not in material compliance with this Agreement shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company's stock records to such attempted Transfer.

         10.22 Third Party Investors. Each of the Stockholders hereby agrees that the Company may require that any party, other than an employee of the Company or any of its subsidiaries (who is dealt with in Section 10.3), who immediately prior to or substantially contemporaneously with the Closing purchases shares of Company Stock (or shares which were converted into Company Stock in the Transactions), shall become a party to this Agreement by executing the same and delivering it to the Company at its address specified in Section 10.14. For all purposes of this Agreement, upon such execution and delivery, such party shall be deemed to be a "Third Party Investor" and collectively, with other similar persons, the "Third Party Investors."

         10.23 Persons. For all purposes of this Agreement, "Person" means an individual, corporation, partnership, limited liability partnership, limited liability company, association, trust or any unincorporated organization.

         10.24 Options. Except as otherwise expressly provided herein, any Management Stockholder who owns any options to acquire Company Stock will not have any rights or obligations with respect thereto under this Agreement prior to the exercise of such options.

         10.25 Freeman. Nortek Holdings and Nortek, jointly and severally, agree to indemnify and hold RLB harmless from any and all claims, liabilities, losses, damages, expenses, amounts paid in settlement and any and all other amounts incurred or payable by RLB or on RLB's behalf in connection with or arising out of the letter from The Freeman Group, Ltd., dated May 22, 2001 (the "Freeman Letter") or any matter to which the Freeman Letter refers. Nortek Holdings and Nortek, jointly and severally, agree to advance expenses to RLB upon demand in connection with RLB's investigation and defense of any matter with respect to which RLB is entitled to indemnification as provided in this Section 10.25.

         10.26 Other Agreements. Nothing in this Agreement shall limit the ability of the Company to enter into any agreement with any Management Stockholder or any other employee with respect to the purchase and/or sale of the shares of Company Stock and/or options exercisable into Company Stock on terms different than as set forth in this Agreement.

         10.27 Company Stock. All references herein to a number or percentage of shares of Common Stock or Company Stock held by a Person shall be calculated by treating the shares of Common Stock underlying all shares of Series B Preference Stock as being outstanding (regardless of whether such shares could be converted into Common Stock at such time) other than for purposes of Article VIII hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       NORTEK HOLDINGS, INC.


                                       By: _________________________________
                                       Name:
                                       Title:


                                       KELSO INVESTMENT
                                       ASSOCIATES VI, L.P.

                                       By:  Kelso GP VI, LLC,
                                                     General Partner


                                       By: _________________________________
                                                     Managing Member


                                       KEP VI, LLC


                                       By: _________________________________
                                                     General Partner



                                       [Management Stockholders]


                                       By: _________________________________

         The undersigned, by its signature below hereby becomes a party to the Stockholders Agreement, dated as of [ ], 2002, among Nortek Holdings, Inc. and certain of its stockholders (the "Stockholders Agreement") pursuant to Section
10.3 thereof and agrees to be bound by the terms of the Stockholders Agreement and, for all purposes thereof, to be a "Management Stockholder".

         IN WITNESS WHEREOF, the undersigned has executed this instrument as of the ____ day of _______, 2002.



                  ___________________________
                           Signature


                  ___________________________
                           Print Name

                                                                  Exhibit A
                                                                  ---------


                       REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT, dated as of ____________, among Nortek Holdings, Inc., a Delaware corporation (the "Company"), Kelso Investment Associates VI, L.P., a Delaware limited partnership ("KIA VI"), KEP VI, LLC, a Delaware limited liability company ("KEP VI", and, together with KIA VI, the "Kelso Parties"), the Third Party Investors (as defined in the Stockholders Agreement (as defined below)), and those employees of the Company or its subsidiaries listed on Schedule 1 hereto (collectively, the "Management Stockholders"). The Kelso Parties, the Third Party Investors and the Management Stockholder are hereinafter referred to collectively as the "Stockholders." Capitalized terms used herein without definition are defined in Section 10.

                  WHEREAS, the Stockholders have purchased or, simultaneously with the execution of this Agreement, are purchasing shares of Company Stock;

                  WHEREAS, concurrently with the execution of this Agreement, the Company, the Kelso Parties, the Management Stockholders and the Third Party Investors are entering into a stockholders agreement to which this Agreement is attached as Exhibit A thereto (the "Stockholders Agreement"); and

                  WHEREAS, the parties hereto wish to set forth certain rights and obligations with respect to the registration of the shares of Common Stock under the Securities Act.

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:

                  1. Registrations Upon Request.

                  1.1 Requests by the Kelso Parties.

                  (a) At any time, the Kelso Parties, on behalf of the Kelso Group (as defined in the Stockholders Agreement), shall have the right to make up to six (6) separate requests that the Company effect the registration (which may at the option of the Kelso Parties be effected as a "shelf registration") under the Securities Act of the offer and sale of all or a portion of the Registrable Securities owned by members of the Kelso Group, each such request to specify the intended method or methods of disposition thereof; provided, however, that the Company shall not be required to effect a registration relating to an underwritten offering pursuant to this Section 1.1 until a period of 120 days shall have elapsed from the effective date of the most recent registration relating to an underwritten offering. A request made by the Kelso Parties shall not be counted for purposes of the request limitations set forth above: (a) if the Kelso Parties, on behalf of the Kelso Group, determine in their good faith judgment to withdraw the proposed registration of the offer and sale of any Registrable Securities requested to be registered pursuant to this Section
1.1 due to marketing or regulatory reasons; (b) the registration statement relating to any such request is not declared effective within 90 days of the date such registration statement is first filed with the Commission;
(c) if, within 180 days after the registration relating to any such request has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the reasonable satisfaction of the Kelso Parties within 30 days after the occurrence of any such interference; (d) if more than 10% of the Registrable Securities requested by the Kelso Parties to be included in the registration are not so included pursuant to Section 1.5; or (e) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to any such request are not satisfied (other than as a result of a default or breach thereunder by the Kelso Group). Upon any such request, the Company will promptly, but in any event within 15 days of such request, give written notice of such request to all holders of Registrable Securities and thereupon the Company will, subject to Section 1.5, use its best efforts to effect the prompt registration under the Securities Act of:

                           (i) the offer and sale of the Registrable
         Securities which the Company has been so requested to register by the Kelso Parties on behalf of the Kelso Group; and

                           (ii) the offer and sale of all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company by such holders within 15 days after the giving of such written notice by the Company to such holders, all to the extent required to permit the disposition of the Registrable Securities so to be registered in accordance with the intended method or methods of disposition of the Kelso Group.

                  (b) Notwithstanding the foregoing, if the Company shall at any time furnish to each proposed seller of Registrable Securities a certificate signed by the President of the Company stating that the Company has pending or in process a material transaction (including a financing transaction), the disclosure of which would, in the good faith judgment of the Board, materially and adversely affect the Company, the Company may defer the filing (but not the preparation) of a registration statement to be filed pursuant to this Section 1.1 for up to 60 days (but the Company shall use its best efforts to complete the transaction and file the registration statement as soon as possible).

                  1.2 Request by Richard L. Bready.

                  (a) Following the later of (i) such time as Richard L. Bready ("RLB") ceases to be CEO (as defined in the Stockholders Agreement) and (ii) the one year anniversary of an IPO (as defined in the Stockholders Agreement), RLB shall have the right to make two requests that the Company effect the registration under the Securities Act of the offer and sale of all or a portion of the Registrable Securities owned by him, such request to specify the intended method or methods of disposition thereof; provided, however, that the Company shall not be required to effect a registration relating to an underwritten offering pursuant to this Section 1.2 until a period of 120 days shall have elapsed from the effective date of the most recent registration relating to an underwritten offering; provided, further, that the RLB shall not be entitled to have such registration effected by means of a "shelf" registration unless the effectiveness of such "shelf" registration is limited in duration to 180 days; provided further, that, at any time when the fair market value of the Common Stock and all options held by RLB in the aggregate falls below $20 million (such fair market value to be based on the average of the closing prices of the Common Stock on any exchange on which the Common Stock is listed or on NASDAQ for the 10 trading days preceding any date of determination and to take into account the exercise price of options), RLB shall not have the right to request the registration of the offer and sale of such Registrable Securities if such registration is not required under the Securities Act to permit the immediate disposition of all such shares on any exchange on which the Common Stock is listed or on NASDAQ. A request made by RLB shall not be counted for purposes of the request limitation set forth above: (a) if RLB determines in his good faith judgment to withdraw the proposed registration of the offer and sale of any Registrable Securities requested to be registered pursuant to this Section 1.2 due to marketing or regulatory reasons; (b) the registration statement relating to any such request is not declared effective within 90 days of the date such registration statement is first filed with the Commission; (c) if, within 180 days after the registration relating to any such request has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to RLB's reasonable satisfaction within 30 days after the occurrence of any such interference; (d) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to any such request are not satisfied (other than as a result of a default or breach thereunder by RLB); or (e) if more than 10% of the Registrable Securities requested by RLB to be included in the registration are not so included pursuant to
Section 1.5. Upon any such request, the Company will promptly, but in any event within 15 days of such request, give written notice of such request to all holders of Registrable Securities and thereupon the Company will, subject to Section 1.5, use its best efforts to effect the prompt registration under the Securities Act of:

                           (i) the offer and sale of the Registrable
         Securities which the Company has been so requested to register by RLB, and

                           (ii) the offer and sale of all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company by such holders within 15 days after the giving of such written notice by the Company to such holders, all to the extent required to permit the disposition of the Registrable Securities so to be registered in accordance with the intended method or methods of disposition of RLB; provided, however, that RLB shall not be entitled to have such registration effected by means of a "shelf" registration unless the effectiveness of such "shelf" registration is limited in duration to 180 days.

                  (b) Notwithstanding the foregoing, if the Company shall at any time furnish to each proposed seller of Registrable Securities a certificate signed by the President of the Company stating that the Company has pending or in process a material transaction (including a financing transaction), the disclosure of which would, in the good faith judgment of the Board, materially and adversely affect the Company, the Company may defer the filing (but not the preparation) of a registration statement to be filed pursuant to this Section 1.2 for up to 60 days (but the Company shall use its best efforts to complete the transaction and file the registration statement as soon as possible).

                  (c) Any rights exercisable by the Management Stockholders under this Agreement shall be exercisable solely by a majority in interest of the Management Stockholders; provided, however, that so long as RLB is CEO, any rights exercisable by Management Stockholders shall be exercisable solely by RLB on their behalf, unless the Company consents otherwise. The Company shall be entitled to deal exclusively with the party or parties having the right to act on behalf of the Management Stockholders at any given time and to rely on such party's or parties' consent, waiver or other action as the consent, waiver or other action of all of the Management Stockholders.

                  1.3 Registration Statement Form. A registration requested pursuant to Sections 1.1 or 1.2 shall be effected by the filing of a registration statement on a form determined by the Company; provided that S-1 type information may be included therein if the managing underwriter states in writing that it believes that it would be beneficial for the marketing of the offering.

                  1.4 Expenses. The Company will pay all Registration Expenses in connection with any registration requested under Section 1.1 or 1.2, including the reasonable fees and expenses of one counsel selected by the Management Stockholders by a majority vote (and reasonably acceptable to the Company); provided that each seller of Registrable Securities shall pay all Registration Expenses to the extent required to be paid by such seller under applicable law and all underwriting discounts and commissions and transfer taxes, if any.

                  1.5 Priority in Demand Registrations. If a registration pursuant to Section 1.1 or 1.2 involves an underwritten offering, and the managing underwriter (or, in the case of an offering which is not underwritten, a nationally recognized investment banking firm) shall advise the Company in writing (with a copy to each Person requesting registration of the offer and sale of Registrable Securities) that, in its opinion, the number of securities requested and otherwise proposed to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the offering price, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering without such material adverse effect, first, the Registrable Securities of the Kelso Group, the Third Party Investors and the Management Stockholders on a pro rata basis (based on the number of shares of Registrable Securities owned by each such Stockholder), and second, the securities, if any, being sold by the Company. Notwithstanding the foregoing, the Management Stockholders (and any successor managers of the Company and its subsidiaries) will not be entitled to participate in any such registration requested by the Kelso Parties to the extent that the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) shall determine in good faith and in writing (with a copy to each affected Person requesting registration of Registrable Securities), that the participation of management would adversely affect the marketability or offering price of the securities being sold in such registration, it being understood that the Company will include in such registration that number of shares of the Management Stockholders, if any, which can be sold in such offering without adversely affecting the marketability or offering price of the other securities to be sold in such registration. In the event of any such determination under this Section 1.5, the Company shall give the affected holders of Registrable Securities notice of such determination and in lieu of the notice otherwise required under Sections 1.1 or 1.2, as the case may be. The Kelso Parties shall use their commercially reasonable best efforts to persuade the managing underwriter not to make or to minimize the determination set forth in the second preceding sentence of this Section 1.5.

                  1.6 No Company Initiated Registration. After receipt of notice of a requested registration pursuant to Section 1.1 or 1.2, the Company shall not initiate, without the consent of the Kelso Parties, in the case of Section 1.1 or RLB in the case of Section 1.2, a registration of the offer and sale of any of its equity securities for its own account until 90 days after such registration has been terminated or declared effective (unless advised by the managing underwriter that a longer period, not to exceed 180 days, is required, or such shorter period as the managing underwriter for any underwritten offering may agree), except for transactions of a type described in clauses (iii) and (iv) of Section 5(b).

                  2. Incidental Registrations. If the Company at any time proposes to register the offer and sale of any of its equity securities under the Securities Act (other than pursuant to (x) an employee equity compensation plan, including an option plan, or (y) an acquisition, strategic or business combination transaction), then the Company will give prompt written notice to all such holders of Registrable Securities regarding such proposed registration. Upon the written request of any such holder made within 15 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such holder and the intended method or methods of disposition thereof), the Company will use its best efforts to effect, in connection with such proposed registration by the Company, the registration under the Securities Act of the offer and sale of such Registrable Securities on a pro rata basis (based on the number of Registrable Securities owned by each such Stockholder) in accordance with such intended method or methods of disposition, provided that:

                  (a) (i) if such registration shall be in connection with an IPO, the Company shall not include any Registrable Securities in such proposed registration if the Board shall have determined, after consultation with the managing underwriter for such offering, that it is not in the best interests of the Company to include any Registrable Securities in such registration and (ii) the Company shall not include any Registrable Securities of any Management Stockholder in any proposed registration pursuant to this Section 2 to the extent that the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banker) shall determine in good faith that the participation of such Management Stockholder would adversely affect the offering and provided, further, that in the event of any such determination under subsection (i) or (ii), the Company shall give the affected holders of Registrable Securities notice of such determination and in lieu of the notice otherwise required by the first paragraph of this Section 2. The Company shall use its commercially reasonable best efforts to persuade the managing underwriter not to make or to minimize the determination set forth in the preceding sentence of this 2.1(a);

                  (b) if, at any time after giving written notice (pursuant to this Section 2) of its intention to register the offer and sale of equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the offer and sale of such equity securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, shall not be obligated to register the offer and sale of any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Kelso Parties, on behalf of the Kelso Group, or RLB to request that a registration be effected under Section 1.1 or 1.2, as the case may be;

                  (c) if, in connection with a registration pursuant to this Section 2, the managing underwriter of such registration (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration thereof) that the number of securities requested and otherwise proposed to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the offering price, then in the case of any registration pursuant to this Section 2, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering without such material adverse effect, first, the securities, if any, being sold by the Company in such registration for its own account and second, the Registrable Securities of the Kelso Group, the Third Party Investors and the Management Stockholders being sold by them in such registration pursuant to this Section 2, on a pro rata basis (based on the number of shares of Registrable Securities owned by each such Stockholder);

                  (d) the Company will pay all Registration Expenses in connection with each registration of the offer and sale of Registrable Securities requested pursuant to this Section 2, including the reasonable fees and expenses of one counsel selected by the Management Stockholders (and reasonably acceptable to the Company); provided that each seller of Registrable Securities shall pay all Registration Expenses to the extent required to be paid by such seller under applicable law and all underwriting discounts and commissions and transfer taxes, if any. No registration effected under this Section 2 shall relieve the Company from its obligation to effect registrations under Sections 1.1 and 1.2;

                  (e) notwithstanding the intended method or methods specified by a holder of Registrable Securities, in the event that the registration giving rise to the registration rights in this Section 2 is to be effected pursuant to an underwritten offering, then such method of distribution shall be pursuant to such underwritten offering and in the event that the registration giving rise to the registration rights in this
Section 2 is to be effected pursuant to a "shelf" registration, then such method of distribution shall be pursuant to such "shelf" registration, and the duration thereof shall not be longer than that of such "shelf" registration.

                  (f) the Company shall have no obligation under this
Section 2 to use its best efforts to effect any registration of any shares of Registrable Securities which any Third Party Investor or Management Stockholder (other than RLB) has requested be registered, unless shares of Registrable Securities owned by members of the Kelso Group shall be included in such registration or unless the Kelso Parties determine otherwise;

                  (g) the Company shall not be required to effect any registration of Registrable Securities under this Section 2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans; and

                  (h) in the event of an underwritten IPO covering shares of Common Stock for the account of the Company, the Kelso Parties shall have the right by written notification to the Company at any time to convert such registration into a registration of shares of Registrable Securities pursuant to and governed by the provisions of Section 2.1.

                  3. Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of the offer and sale of any Registrable Securities under the Securities Act as provided in Sections 1.1, 1.2 and 2, the Company will promptly:

                  (a) prepare, and as soon as practicable, but in any event within 60 days thereafter, file with the Commission, a registration statement with respect to the offer and sale of such Registrable
Securities, make all required filings with the NASD or applicable securities exchange and use its best efforts to cause such registration statement to become effective as soon as practicable;

                  (b) prepare and promptly file with the Commission such amendments and post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for so long as is required to comply with the provisions of the Securities Act and to complete the disposition of all securities covered by such registration statement in accordance with the intended method or methods of disposition thereof, but in no event for a period of more than six months after such registration statement becomes effective;

                  (c) furnish copies of all documents proposed to be filed with the Commission in connection with such registration to (i) (x) counsel selected by the Kelso Parties in the case of a registration pursuant to
Section 1.1, (y) counsel selected by RLB in the case of registration pursuant to Section 1.2 and (z) in all other circumstances, counsel selected by the Kelso Parties and, if different, counsel selected by the holders of a majority of the Registrable Securities to be sold in such registration, and, in each case, which counsel may also be counsel to the Company and (ii) each seller of Registrable Securities (or in the case of the initial filing of a registration statement, within five business days of such initial filing) and such documents shall be subject to the review of any such counsel referred to in clause (i) above. The Company shall not file any registration statement or any amendment or post-effective amendment or supplement to such registration statement or the prospectus used in connection therewith to which such counsel shall have reasonably objected in writing on the grounds that such amendment or supplement does not comply (explaining why) in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                  (d) furnish to each seller of Registrable Securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and documents filed therewith) and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller in accordance with the intended method or methods of disposition thereof;

                  (e) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition of such Registrable Securities in such jurisdictions in accordance with the intended method or methods of disposition thereof, provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

                  (f) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

                  (g) furnish to the Kelso Parties, on behalf of the Kelso Group, and to RLB, if requested by him in connection with a registration pursuant to Section 1.2:

                           (i) an opinion of counsel for the Company experienced in securities law matters, dated the effective date of the registration statement (and, if such registration includes an underwritten public offering, the date of the closing under the underwriting agreement); and

                           (ii) a "comfort" letter (unless the registration is pursuant to Section 2 and such a letter is not otherwise being furnished to the Company), dated the effective date of such registration statement (and if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have issued an audit report on the Company's financial statements included in the registration statement, covering such matters as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and such other matters as Kelso or RLB, as applicable, may reasonably request;

                  (h) notify each seller of any Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event or existence of any fact as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, as promptly as is practicable, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (i) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the Securities Act) covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of such registration statement;

                  (j) notify each seller of any Registrable Securities covered by such registration statement (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such registration statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

                  (k) use every reasonable effort to obtain the lifting of any stop order that might be issued suspending the effectiveness of such registration statement at the earliest possible moment;

                  (l) use its best efforts (i) (A) to list such Registrable Securities on any securities exchange on which the equity securities of the Company are then listed or, if no such equity securities are then listed, on an exchange selected by the Company, if such listing is then permitted under the rules of such exchange, or (B) if such listing is not practicable, to secure designation of such securities as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such Registrable Securities, and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD, and (ii) to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement and to instruct such transfer agent (A) to release any stop transfer order with respect to the certificates with respect to the Registrable Securities being sold and (B) to furnish certificates without restrictive legends representing ownership of the shares being sold, in such denominations requested by the sellers of the Registrable Securities or the lead underwriter;

                  (m) enter into such agreements and take such other actions as the sellers of Registrable Securities or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for, and participating in, such number of "road shows" and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition;

                  (n) furnish to any holder of such Registrable Securities such information and assistance as such holder may reasonably request in connection with any "due diligence" effort which such seller deems appropriate; and

                  (o) use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

                  As a condition to its registration of the offer and sale of Registrable Securities of any prospective seller, the Company may require such seller of any Registrable Securities as to which any registration is being effected to execute powers-of-attorney, custody arrangements and other customary agreements appropriate to facilitate the offering and to furnish to the Company such information regarding such seller, its ownership of Registrable Securities and the disposition of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

                  The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to (in a capacity as a selling stockholder) any seller of any Registrable Securities covered thereby by name, or otherwise identifies such seller as the holder of any Registrable Securities, to which counsel to the sellers may reasonably object, without the prior written consent of such seller, which consent shall not be unreasonably withheld.

                  Each holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(h), such holder will promptly discontinue such holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 3(h). If so directed by the Company, each holder of Registrable Securities will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, in such holder's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 3(a) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(h).

                  4. Underwritten Offerings.

                  4.1 Underwriting Agreement. If requested by the underwriters for any underwritten offering pursuant to a registration requested under Section 1.1, 1.2 or 2, the Company shall enter into an underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the underwriters and to the Kelso Parties (unless the Kelso Group is not participating in such registration, in which case, counsel to the holders of a majority of the Registrable Securities to be distributed by such underwriter). Any such underwriting agreement shall contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 8. The holders of all of the Registrable Securities to be distributed by such underwriter shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. No underwriting agreement (or other agreement in connection with such offering) shall require the members of the Kelso Group, the Management Stockholders or the Third Party Investors in their respective capacities as stockholders and/or controlling persons, to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, the ownership of such holder's Registrable Securities and such holder's intended method or methods of disposition and any other representation required by law or to furnish any indemnity to any Person which is broader than the indemnity furnished by such holder pursuant to Section 8.2. No holder of Registrable Securities shall have the right not to enter into an underwriting agreement described in this Section 4.1 unless it shall have notified the Company prior to any "road show" for such offering or, if no such "road show" is contemplated, prior to such time as the Company may reasonably determine.

                  4.2 Selection of Underwriters. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account pursuant to an underwritten offering, the Company will have the right to select the managing underwriter (which shall be of nationally recognized standing) to administer the offering; provided, however, that any selection must be approved by the Kelso Parties, on behalf of the Kelso Group, if the Kelso Group at such time owns at least 10% of the number of shares of Company Stock they own on the date hereof. Notwithstanding the foregoing sentence, whenever (i) a registration requested pursuant to Section 1.1 is for an underwritten offering, the Kelso Parties, on behalf of the Kelso Group, will have the right to select the managing underwriter (which shall be of nationally recognized standing) to administer the offering, and (ii) whenever a registration requested under Section 1.2 is for an underwritten offering, RLB shall have the right to select the managing underwriter (which shall be of nationally recognized standing), but only with the approval of the Kelso Parties and the Company, such approval not to be unreasonably withheld.

                  4.3 Block Sales. If the Kelso Group, as part of a plan of distribution pursuant to an offer and sale of Registrable Securities under
Section 1.1 hereof, effects a registered block sale with one or more market professionals, RLB shall have the right to participate in such a sale on a pro rata basis with the Kelso Group (such percentage to be computed by including as outstanding Common Stock all outstanding options, calculated on a treasury method basis).

                  5. Holdback Agreements.

                  (a) If and whenever the Company proposes to register the offer and sale of any of its equity securities under the Securities Act for its own account (other than pursuant to (x) an employee equity compensation plan, including an option plan, or (y) an acquisition, strategic or business combination transaction) or is required to use its best efforts to effect the registration of the offer and sale of any Registrable Securities under the Securities Act pursuant to Section 1.1, 1.2 or 2, each holder of Registrable Securities agrees by acquisition of such Registrable Securities not to effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, or to request registration under Section 1.1 or 1.2, as the case may be, of any Registrable Securities within seven days prior to and 90 days (unless advised by the managing underwriter that a longer period, not to exceed 180 days, is required, or such shorter period as the managing underwriter for any underwritten offering may agree) after the effective date of the registration statement relating to such registration, except as part of such registration or, in the case that the offer and sale of Registrable Securities above is underwritten or is a registered block sale effected by the Kelso Group, then only except as part of such underwritten sale or block sale. If requested by such managing underwriter, each holder of Registrable Securities agrees to execute an agreement to such effect with the Company and consistent with such managing underwriter's customary form of holdback agreement.

                  (b) The Company agrees not to effect any sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities within seven days prior to and 90 days (unless advised in writing by the managing underwriter that a longer period, not to exceed 180 days, is required, or such shorter period as the managing underwriter for any underwritten offering may agree) after the effective date of any registration statement filed pursuant to
Section 1.1 or 1.2 (except (i) as part of such registration, (ii) as permitted by the related underwriting, (iii) pursuant to an employee equity compensation plan, including an option plan, or (iv) pursuant to an acquisition, strategic or business combination transaction. In addition, upon the request of the managing underwriter, the Company shall use its best efforts to cause each holder (other than any holder already subject to Section 5(a)) of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, whether outstanding on the date of this Agreement or issued at any time after the date of this Agreement (other than any such securities acquired in a public offering), to agree not to effect any such sale or distribution of such securities during such period, except as part of any such registration if permitted, and to cause each such holder to enter into an agreement to such effect with the Company and consistent with such managing underwriter's customary form of holdback agreement.

                  6. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering the offer and sale of Registrable Securities under the Securities Act, the Company will give counsel to the holders of such Registrable Securities so to be registered the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give such counsel access to the financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued audit reports on its financial statements in each case as shall be reasonably requested by such counsel in connection with such registration statement.

                  7. No Grant of Future Registration Rights. The Company shall not grant any other demand or incidental registration rights to any other Person without the prior written consent of the Kelso Parties, so long as the Kelso Group continues to own at least 10% of the number of shares of Company Stock that the Kelso Group owns on the date hereof. If the Company grants any other demand registration rights to any other person, RLB shall have the same participation rights in such registration as the members of the Kelso Group.

                  8. Indemnification.

                  8.1 Indemnification by the Company. In the event of any registration of the offer and sale of any Registrable Securities pursuant to this Agreement, the Company will indemnify, defend and hold harmless (a) each seller of such Registrable Securities, (b) the directors, members, stockholders, officers, partners, employees, agents and Affiliates of such seller, (c) each Person who participates as an underwriter in the offering or sale of such securities and (d) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing against any and all losses, claims, damages or liabilities (or actions or proceedings in respect thereof), jointly or severally, directly or indirectly, based upon or arising out of
(i) any untrue statement or alleged untrue statement of a fact contained in any registration statement under which the offer and sale of such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or used in connection with the offering of securities covered thereby, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with enforcing its rights hereunder or under the underwriting agreement entered into in connection with such offering or investigating, preparing, pursuing or defending any such loss, claim, damage, liability, action or proceeding, except insofar as any such loss, claim, damage, liability, action, proceeding or expense arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation thereof. Such indemnity shall remain in full force and effect, regardless of any investigation made by such indemnified party and shall survive the transfer of such Registrable Securities by such seller. If the Company is entitled to, and does, assume the defense of the related action or proceedings provided herein, then the indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

                  8.2 Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 1.1, 1.2 or 2 that the Company shall have received an undertaking satisfactory to it from each of the prospective sellers of such Registrable Securities to indemnify and hold harmless, severally, not jointly, in the same manner and to the same extent as set forth in Section 8.1, the Company, its directors, officers, employees, agents and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller in such seller's capacity as a selling stockholder expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. The Company and the holders of the Registrable Securities hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such holders, the only information furnished or to be furnished to the Company by such holders in their capacities as selling stockholders for use in any registration statement or prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated therewith are statements specifically relating to (a) transactions between such holder and its Affiliates, on the one hand, and the Company, on the other hand, (b) the beneficial ownership of shares of Common Stock by such holder and its Affiliates and (c) the name and address of such holder. If any additional information about such holder or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then such holder shall not unreasonably withhold its agreement referred to in the immediately preceding sentence of this Section 8.2. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such Registrable Securities by such seller. The indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such seller (which consent shall not be unreasonably withheld or delayed). The indemnity provided by each seller of Registrable Securities under this Section 8.2 shall be limited in amount to the net amount of proceeds actually received by such seller from the sale of Registrable Securities pursuant to such registration statement.

                  8.3 Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action or proceeding, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 8, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof except for the reasonable fees and expenses of any counsel retained by such indemnified party to monitor such action or proceeding. Notwithstanding the foregoing, if such indemnified party reasonably determines, based upon advice of independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                  8.4 Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 8 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration (other than under the Securities Act) or other qualification of such Registrable Securities under any federal or state law or regulation of any governmental authority.

                  8.5 Indemnification Payments. Any indemnification required to be made by an indemnifying party pursuant to this Section 8 shall be made by periodic payments to the indemnified party during the course of the action or proceeding, as and when bills are received by such indemnifying party with respect to an indemnifiable loss, claim, damage, liability or expense incurred by such indemnified party.

                  8.6 Other Remedies. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, actions, proceedings or expenses in such proportion as is appropriate to reflect the relative benefits to and faults of the indemnifying party on the one hand and the indemnified party on the other in connection with the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) and the statements or omissions or alleged statements or omissions which resulted in such loss, claim, damage, liability, action, proceeding or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8, no indemnifying party shall be required to contribute pursuant to this Section 8 any amount in excess of the sum of (i) any amounts paid pursuant to
Section 8 and (ii) net proceeds received and retained by such indemnifying party from the sale of its Registrable Securities covered by the registration statement filed pursuant hereto, it being understood that (x) net proceeds, in the case of both the Kelso Group and the Management Stockholders, shall be calculated, if the Kelso Group so elects, after (1) in the case of the Kelso Group, deducting therefrom the price paid by the Kelso Group or its affiliates to acquire the equity securities of the Company pursuant to the Recapitalization Agreement and the Exchange Agreements and (2) in the case of the Management Stockholders, deducting therefrom the price paid by the Management Stockholders to acquire the equity securities of the Company pursuant to the Recapitalization Agreement and the Exchange Agreements or pursuant to the exercise of options (which price, in any event, shall be deemed to be equal to the Redemption Consideration (as defined in the Recapitalization Agreement)) and (y) insofar as such net proceeds have been distributed by any indemnifying party to its partners, stockholders or members, the amount of such indemnifying party's contribution hereunder shall be limited to the net proceeds which it actually recovers from its partners, stockholders or members based upon their relative fault and that to the extent that such indemnifying party has not distributed such net proceeds, the amount such indemnifying party's contribution hereunder shall be limited by the percentage of such net proceeds which corresponds to the percentage equity interests in such indemnifying party held by those of its partners, stockholders or members who have been determined to be at fault. No party shall be liable for contribution under this Section 8.6 except to the extent and under such circumstances as such party would have been liable for indemnification under this Section 8 if such indemnification were enforceable under applicable law.

                  9. Representations and Warranties. Each Stockholder represents and warrants to the Company and each other Stockholder that:

                           (i) such Stockholder has the power, authority and capacity (or, in the case of any Stockholder that is a corporation, limited liability company or limited partnership, all corporate, limited liability company or limited partnership power and authority, as the case may be) to execute, deliver and perform this Agreement;

                           (ii) in the case of a Stockholder that is a corporation, limited liability company or limited partnership, the execution, delivery and performance of this Agreement by such Stockholder has been duly and validly authorized and approved by all necessary corporate, limited liability company or limited partnership action, as the case may be;

                           (iii) this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and legally binding obligation of such Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and general principles of equity; and

                           (iv) the execution, delivery and performance of this Agreement by such Stockholder does not and will not violate the terms of or result in the acceleration of any obligation under
         (A) any material contract, commitment or other material instrument to which such Stockholder is a party or by which such Stockholder is bound or (B) in the case of a Stockholder that - is a corporation, limited liability company or limited partnership, the certificate of incorporation, certificate of formation, certificate of limited partnership, by-laws, limited liability company agreement or limited partnership agreement, as the case may be.

                  10. Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

                  Affiliate: a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                  Board: the board of directors of the Company.

                  Commission: the Securities and Exchange Commission.

                  Common Stock: the Class A Common Stock of the Company, par value $1.00 per share.

                  Company Stock: as defined in the Stockholders Agreement.

                  Exchange Act: the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

                  IPO: as defined in the Stockholders Agreement.

                  Kelso Group: as defined in the Stockholders Agreement.

                  NASD: National Association of Securities Dealers, Inc.

                  NASDAQ: the Nasdaq National Market.

                  Permitted Transferee: as defined in Section 11.2 herein.

                  Person: an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  Registrable Securities: the shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) by the Kelso Group, the Third Party Investors, the Management Stockholders or the Permitted Transferees. As to any particular shares of Common Stock, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) a registration statement on Form S-8 with respect to the resale of such securities shall have become effective under the Securities Act, (iii) they shall have been sold to the public pursuant to Rule 144 under the Securities Act, (iv) they shall have been otherwise transferred other than to a Permitted Transferee or a member of the Kelso Group and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force or (v) they shall have ceased to be outstanding.

                  Registration Expenses: all expenses incident to the Company's performance of or compliance with any registration pursuant to this Agreement, including, without limitation, (i) registration, filing and NASD fees, (ii) fees and expenses of complying with securities or blue sky laws, (iii) fees and expenses associated with listing securities on an exchange or NASDAQ, (iv) word processing, duplicating and printing expenses, (v) messenger and delivery expenses, (vi) transfer agents', trustees', depositories', registrars' and fiscal agents' fees, (vii) fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters, (viii) reasonable fees and disbursements of any one counsel retained by the sellers of Registrable Securities, which counsel shall be designated in the manner specified in Section 3(c) and (ix) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

                  Securities Act: the Securities Act of 1933 or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

                  Series B Preference Stock: the series B convertible preference stock, par value $1.00 per share, of the Company.

                  Stockholders Agreement: as defined in the Preamble of this Agreement.

                  11. Miscellaneous.

                  11.1 Rule 144, etc. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act relating to any class of equity securities, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any successor rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                  11.2 Successors, Assigns and Transferees. This Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective successors and permitted assigns under this Section 11.2. Provided that an express assignment shall have been made, and the assignee has executed a joinder agreement agreeing to be bound by all of the assignor's obligations hereunder, including, without limitation, Section 5 hereof, copies of which shall have been delivered to the Company, the provisions of this Agreement which are for the benefit of a holder of Registrable Securities shall be for the benefit of and enforceable by any subsequent holder of any Registrable Securities, provided that such transferee acquires such Registrable Securities in accordance with the terms of the Stockholders' Agreement ("Permitted Transferees"). Notwithstanding anything herein to the contrary, each Management Stockholder must exercise all rights hereunder on behalf of any of its Permitted Transferees, if applicable, and all other parties hereto shall be entitled to deal exclusively with the Management Stockholder and rely on the consent, waiver or any other action by the Management Stockholder as the consent, waiver or other action, as the case may be, of any such Permitted Transferees of such Management Stockholder.

                  11.3 Stock Splits. Each holder of Registrable Securities agrees that it will vote to effect a stock split, reverse stock split, or combination, or recapitalization having a similar effect, with respect to any Registrable Securities in connection with any registration of any Registrable Securities hereunder, or otherwise, if the managing underwriter shall advise the Company in writing (or, in connection with an offering that is not underwritten, if an investment banker shall advise the Company in writing) that in its opinion such a stock split, reverse stock split, recapitalization or combination would facilitate or increase the likelihood of success of the offering. The Company shall cooperate in all respects in effecting any such stock split, reverse stock split, recapitalization or combination.

                  11.4 Amendment and Modification. This Agreement may be amended, modified or supplemented by the Company with the written consent of the Kelso Parties and a majority (by number of shares) of any other holders of Registrable Securities whose interests would be adversely affected by such amendment.

                  11.5 Additional Management Stockholder. Notwithstanding anything in this Agreement to the contrary, the Company may, only with the consent of the Kelso Parties, admit additional Management Stockholders to this Agreement and amend Schedule 1 accordingly, provided that (a) any such Management Stockholder(s) holds Registrable Securities, (b) has become a party to the Stockholders Agreement and (c) has executed and delivered a joinder agreement and such other agreements or documents as may reasonably be requested by the Company and the Kelso Parties.

                  11.6 Governing Law. This Agreement and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware, without giving effect to the choice of law principles thereof.

                  11.7 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

                  11.8 Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or
(d) sent by fax, as follows:

                  (i) If to the Company, to it at:




                      Fax:
                      Attention:

                      with a copy to the Kelso Parties at its address set forth in (iv) below.

                  (ii) If to a Management Stockholder, as provided on
Schedule 1.

                  (iii) If to [name of Third Party Investor], to it at:




                       Fax:
                       Attention:

                  (iv) If to the Kelso Parties, to it at:

                       Kelso & Company
                       320 Park Avenue, 24th Floor
                       New York, New York 10022
                       Fax:  212-223-2379
                       Attention:  James J. Connors, II, Esq.
                                   General Counsel

or to such other person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof,
(y) if by next-day or overnight mail or delivery, on the day delivered or
(z) if by fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

                  11.9 Headings; Execution in Counterparts. The headings and captions contained herein are for convenience and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

                  11.10 Injunctive Relief. Each of the parties recognizes and agrees that money damages may be insufficient and, therefore, in the event of a breach of any provision of this Agreement the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which such party may have.

                  11.11 Term. This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the earlier of
(a) its termination by the consent of the parties hereto or their respective successors in interest and (b) the date on which no Registrable Securities remain outstanding. No termination of this Agreement shall effect any indemnification obligations hereunder arising prior to such termination.

                  11.12 Further Assurances. Subject to the specific terms of this Agreement, each of the Company and the Stockholders shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

                  11.13 Entire Agreement. This Agreement, together with the Stockholders' Agreement and the Exchange Agreements (as defined in the Stockholders' Agreement), is intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  11.14 Company Stock. All references herein to a number or percentage of shares of Common Stock or Company Stock held by a Person shall be calculated by treating the shares of Common Stock underlying all shares of Series B Preference Stock as being outstanding (regardless of whether such shares could be converted into Common Stock at such time).


                  IN WITNESS WHEREOF this Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.

                                      NORTEK HOLDINGS, INC.


                                      By:__________________________________
                                           Name:
                                           Title:


                                      KELSO INVESTMENT ASSOCIATES VI, L.P.

                                      By:  Kelso GP VI, LLC,
                                             its General Partner


                                      By:__________________________________
                                           Managing Member


                                      KEP VI, LLC


                                      By:__________________________________
                                           Managing Member


                                      -------------------------------------
                                      [Name of Management Stockholder]


                                      -------------------------------------
                                      [Name of Management Stockholder]


                                      -------------------------------------
                                      [Name of Third Party Investor]